                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                     PETRO STOPPING CENTERS HOLDINGS, L.P.
                     PETRO HOLDINGS FINANCIAL CORPORATION
                                  as Issuers,

                                      and

                      STATE STREET BANK AND TRUST COMPANY

                                  as Trustee

                             ____________________

                                   INDENTURE

                           Dated as of July 23, 1999

                             ____________________

                      15% Senior Discount Notes due 2008

                   _________________________________________

                               TABLE OF CONTENTS
                               -----------------


Section Page
------------
ARTICLE I.  DEFINITIONS AND INCORPORATION BY REFERENCE..................................................      1
 Section 1.1.  Definitions..............................................................................      1
 Section 1.2.  Other Definitions........................................................................     30
 Section 1.3.  Incorporation by Reference of Trust Indenture Act........................................     30
 Section 1.4.  Rules of Construction....................................................................     30
ARTICLE II.  THE NOTES..................................................................................     31
 Section 2.1.  Form and Dating..........................................................................     31
 Section 2.2.  Execution and Authentication.............................................................     32
 Section 2.3.  Registrar and Paying Agent...............................................................     33
 Section 2.4.  Paying Agent to Hold Money in Trust......................................................     34
 Section 2.5.  Holder Lists.............................................................................     34
 Section 2.6.  Global Note Provisions...................................................................     34
 Section 2.7   Legends..................................................................................     35
 Section 2.8.  Transfer and Exchange....................................................................     35
 Section 2.9.  Mutilated, Destroyed, Lost or Stolen Notes...............................................     43
 Section 2.10. Temporary Notes..........................................................................     44
 Section 2.11. Cancellation.............................................................................     44
 Section 2.12. Defaulted Interest.......................................................................     44
 Section 2.13. Add-On Notes.............................................................................     45
 Section 2.14. Additional Amounts Under Registration Rights Agreements..................................     46
ARTICLE III. REDEMPTION.................................................................................     46
 Section 3.1.  Notices to Trustee.......................................................................     46
 Section 3.2.  Selection by Trustee of Notes to Be Redeemed.............................................     46

 Section 3.3.  Notice of Redemption......................................................................    46
 Section 3.4.  Effect of Notice of Redemption............................................................    47
 Section 3.5.  Deposit of Redemption Price...............................................................    48
 Section 3.6.  Notes Redeemed in Part....................................................................    48
 Section 3.7.  Optional Redemption.......................................................................    48
ARTICLE IV.  COVENANTS...................................................................................    49
 Section 4.1.  Payment of Notes..........................................................................    49
 Section 4.2.  SEC Reports...............................................................................    49
 Section 4.3.  Waiver of Stay, Extension or Usury Laws...................................................    50
 Section 4.4.  Compliance Certificate....................................................................    50
 Section 4.5.  Taxes.....................................................................................    51
 Section 4.6.  Limitation on Debt........................................................................    51
 Section 4.7.  Limitation on Issuance and Sale of Capital Interests in Restricted Subsidiaries...........    52
 Section 4.8.  Limitation on Restricted Payments.........................................................    52
 Section 4.9.  Limitation on Asset Sales.................................................................    55
 Section 4.10. Limitation on Transactions with Affiliates................................................    57
 Section 4.11. Limitations on Liens......................................................................    58
 Section 4.12. [INTENTIONALLY OMITTED]...................................................................    58
 Section 4.13. Limitation on Creation of Unrestricted Subsidiaries.......................................    58
 Section 4.14. [INTENTIONALLY OMITTED]...................................................................    59
 Section 4.15. Limitation on Sale and Leaseback Transactions.............................................    59
 Section 4.16. Payments for Consent......................................................................    60
 Section 4.17. Limitation on Conduct of Business of PFC..................................................    60
 Section 4.18. Change of Control.........................................................................    60
 Section 4.19. Maintenance of Office or Agency...........................................................    61

 Section 4.20. Maintenance of Properties and Insurance...................................................    62
ARTICLE V.  SUCCESSOR CORPORATION........................................................................    62
 Section 5.1.  Limitation on Merger, Conveyance, Transfer and Lease......................................    62
 Section 5.2.  Successor Person Substituted..............................................................    64
ARTICLE VI.  DEFAULTS AND REMEDIES.......................................................................    65
 Section 6.1.  Events of Default.........................................................................    65
 Section 6.2.  Acceleration..............................................................................    67
 Section 6.3.  Other Remedies............................................................................    67
 Section 6.4.  Waiver of Past Defaults and Events of Default.............................................    68
 Section 6.5.  Control by Majority.......................................................................    68
 Section 6.6.  Limitation on Suits.......................................................................    68
 Section 6.7.  Rights of Holders To Receive Payment......................................................    68
 Section 6.8.  Collection Suit by Trustee................................................................    69
 Section 6.9.  Trustee May File Proofs of Claim..........................................................    69
 Section 6.10. Priorities................................................................................    69
 Section 6.11. Undertaking for Costs.....................................................................    70
 Section 6.12. Restoration of Rights and Remedies........................................................    70
ARTICLE VII. TRUSTEE.....................................................................................    70
 Section 7.1.  Duties of Trustee.........................................................................    70
 Section 7.2.  Rights of Trustee.........................................................................    71
 Section 7.3.  Individual Rights of Trustee..............................................................    72
 Section 7.4.  Trustee's Disclaimer......................................................................    72
 Section 7.5.  Notice of Defaults........................................................................    72
 Section 7.6.  Reports by Trustee to Holders.............................................................    73
 Section 7.7.  Compensation and Indemnity................................................................    73

 Section 7.8.  Replacement of Trustee....................................................................    74
 Section 7.9.  Successor Trustee by Consolidation, Merger or Conversion..................................    74
 Section 7.10. Eligibility; Disqualification.............................................................    75
 Section 7.11. Preferential Collection of Claims Against Issuers.........................................    75
 Section 7.12. Paying Agents.............................................................................    75
ARTICLE VIII.    AMENDMENT, SUPPLEMENT AND WAIVER........................................................    75
 Section 8.1.  Without Consent of Holders................................................................    75
 Section 8.2.  With Consent of Holders...................................................................    76
 Section 8.3.  Compliance with Trust Indenture Act.......................................................    77
 Section 8.4.  Revocation and Effect of Consents.........................................................    77
 Section 8.5.  Notation on or Exchange of Notes..........................................................    78
 Section 8.6.  Trustee To Sign Amendments, etc...........................................................    78
ARTICLE IX.      DISCHARGE OF INDENTURE; DEFEASANCE......................................................    78
 Section 9.1.  Discharge of Indenture....................................................................    78
 Section 9.2.  Legal Defeasance..........................................................................    79
 Section 9.3.  Covenant Defeasance.......................................................................    79
 Section 9.4.  Conditions to Legal Defeasance or Covenant Defeasance.....................................    80
 Section 9.5.  Deposited Money and U.S. Government Obligations To Be Held in Trust; Other
               Miscellaneous Provisions..................................................................    81
 Section 9.6.  Reinstatement.............................................................................    82
 Section 9.7.  Moneys Held by Paying Agent...............................................................    82
 Section 9.8.  Moneys Held by Trustee....................................................................    82
ARTICLE X.       MISCELLANEOUS...........................................................................    83
 Section 10.1. Trust Indenture Act Controls..............................................................    83
 Section 10.2. Notices...................................................................................    83

 Section 10.3.  Communications by Holders with Other Holders.............................................     84
 Section 10.4.  Certificate and Opinion as to Conditions Precedent.......................................     84
 Section 10.5.  Statements Required in Certificate and Opinion...........................................     84
 Section 10.6.  When Treasury Notes Disregarded..........................................................     85
 Section 10.7.  Rules by Trustee and Agents..............................................................     85
 Section 10.8.  Business Days; Legal Holidays............................................................     86
 Section 10.9.  Governing Law............................................................................     86
 Section 10.10. No Adverse Interpretation of Other Agreements............................................     86
 Section 10.11. No Recourse Against Others...............................................................     86
 Section 10.12. Successors...............................................................................     87
 Section 10.13. Multiple Counterparts....................................................................     87
 Section 10.14. Table of Contents, Headings, etc.........................................................     87
 Section 10.15. Separability.............................................................................     87

SCHEDULE 1 - PERMITTED AFFILIATE AGREEMENTS

EXHIBIT A      FORM OF NOTE
EXHIBIT B-1    FORM OF TRANSFER CERTIFICATE TO BENEFICIAL OWNER OR TO THE
               COMPANY
EXHIBIT B-2    FORM OF TRANSFER CERTIFICATE TO BENEFICIAL OWNER OR TO THE
               COMPANY
EXHIBIT C      FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB
EXHIBIT D-1    FORM OF TRANSFER CERTIFICATE IN CONNECTION WITH TRANSFERS TO
               INSTITUTIONAL ACCREDITED INVESTORS
EXHIBIT D-2    FORM OF TRANSFER CERTIFICATE IN CONNECTION WITH TRANSFERS TO
               ACCREDITED INVESTORS
EXHIBIT E      FORM OF CERTIFICATE IN CONNECTION WITH TRANSFERS PURSUANT TO
               REGULATION S
EXHIBIT F      FORM OF RULE 144 CERTIFICATION

                             CROSS-REFERENCE TABLE

TIA Section                             Indenture Section

310    (a)(1)                           7.10
       (a)(2)                           7.10
       (a)(3)                           N.A.
       (a)(4)                           N.A.
       (a)(5)                           7.10
       (b)                              7.8; 7.10
       (b)(1)                           7.10
       (b)(9)                           7.10
       (c)                              N.A.
311    (a)                              7.11
       (b)                              7.11
       (c)                              N.A.
312    (a)                              2.5
       (b)                              10.3
       (c)                              10.3
313    (a)                              7.6
       (b)(1)                           N.A.
       (b)(2)                           7.6
       (c)                              7.6; 10.2
       (d)                              7.6
314    (a)                              4.2; 4.4; 10.2
       (b)                              N.A.
       (c)(1)                           10.4; 10.5
       (c)(2)                           10.4; 10.5
       (c)(3)                           N.A.
       (d)                              N.A.
       (e)                              10.5
       (f)                              N.A.
315    (a)                              7.1; 7.2
       (b)                              7.5; 10.2
       (c)                              7.1
       (d)                              6.5; 7.1; 7.2
       (e)                              6.11
316    (a)(last sentence)               10.6
       (a)(1)(A)                        6.5
       (a)(1)(B)                        6.4
       (a)(2)                           N.A.
       (b)                              6.7
       (c)                              8.4
317    (a)(1)                           6.8
       (a)(2)                           6.9
       (b)                              7.12
318    (a)                              10.1

N.A.  means Not Applicable

_____
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE, dated as of July 23, 1999, between PETRO STOPPING CENTERS HOLDINGS, L.P., a Delaware limited partnership (the "Company") and PETRO HOLDINGS FINANCIAL CORPORATION, a Delaware corporation and wholly-owned subsidiary of the Company ("PFC" and, together with the Company, the "Issuers"), as Issuers, and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuers' 15% Senior Discount Notes due 2008 (the "Notes").

                                  ARTICLE I.


                  DEFINITIONS AND INCORPORATION BY REFERENCE
                  ------------------------------------------

          Section 1.1.  Definitions.
                        -----------

          "10 1/2% Notes" means the 10 1/2% Senior Notes Due 2007 issued by the Operating Partnership and PFC pursuant to the 10 1/2% Notes Indenture.

          "10 1/2% Notes Indenture" means the indenture among the Operating Partnership, PFC and the Trustee, dated January 30, 1997, as amended as of the date of the Recapitalization.

          "12 1/2% Notes" means the 12 1/2% Notes issued in 1994 by Petro PSC Properties, L.P., a Delaware limited partnership (the predecessor of the Operating Partnership) and Petro Financial Corporation.

          "Accredited Investor" means an accredited investor as defined in Rule 501(a)(4), (5), (6) or (8) under the Securities Act.

          "Accreted Value" means, as of any date prior to August 1, 2004, an amount per $1,000 principal amount at Stated Maturity of Notes that is equal to the sum of (a) $483.64 and (b) the portion of the excess of the principal amount at Stated Maturity of each Note over $483.64 which shall have been amortized on a daily basis and compounded semi-annually on each February 1 and August 1 at the rate of 15% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months; and, as of any date on or after August 1, 2004, the Accreted Value of each Note shall mean the aggregate principal amount at Stated Maturity of such Note; provided, however, that the Issue Date for any Add-On Notes shall be deemed to be the original Issue Date of the Notes.

          "Acquired Debt" means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

          "Add-On Note Board Resolutions" means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers' Certificate providing for the issuance of Add-On Notes.

          "Add-On Note Supplemental Indenture" means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to
Article IX hereof providing for the issuance of Add-On Notes.
----------

          "Add-On Notes" means additional 15% Senior Discount Notes due 2008 of the Issuers' issued after the Issue Date pursuant to Section 2.13, including
                                                     ------------
replacement Notes and, if applicable, any Exchange Notes as specified in the relevant Add-On Note Board Resolutions or Add-On Note Supplemental Indenture, issued therefor in accordance with this Indenture.

          "Adjusted Interest Expense" means, for any period, without duplication, an amount equal to the sum of:

          (i) the aggregate amount of interest charges (excluding fees and expenses incurred at or prior to Closing in connection with the Transactions and any expenses or charges related to Warrant Holdings, the Warrants or the obligation or right of the Company to purchase the Warrants), whether expensed or capitalized, incurred or accrued by the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period (including non-cash interest payments); plus

          (ii) to the extent not included in clause (i) above, an amount equal to the sum of:

               (A) net costs associated with Interest Swap Obligations and Currency Hedge Obligations (including any amortization of discounts); plus

               (B) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities paid or accrued, or scheduled to be paid or accrued, during such period; plus

               (C) dividends on Preferred Interests and Redeemable Capital Interests (if paid to a Person other than the Company or one of its Restricted Subsidiaries) declared and payable in cash; plus

               (D) the portion of any Attributable Debt in respect of any Sale and Leaseback Transaction that is allocable to interest expenses (determined as if such Sale and Leaseback Transaction were treated as a Capital Lease Obligation); plus

               (E) to the extent any Debt of any other Person is Guaranteed or secured by the Company or a Restricted Subsidiary in the manner described in clause (ix) of the definition of "Debt", the aggregate amount of interest expense of such other Person during such period attributable to any such Debt determined in accordance with GAAP; minus

               (F) amortization or write-off of deferred financing costs during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt of the Company and its Restricted Subsidiaries prior to the Stated Maturity thereof.

For purposes of calculating Adjusted Interest Expense on a pro forma basis, the interest on Debt bearing a floating rate of interest shall be the interest rate in effect at the time of determination (taking into account on a pro forma basis any Interest Swap Obligation applicable to such Debt if such Interest Swap Obligation has a remaining term at the date of determination in excess of 12 months).

          "Adjusted Net Income" means, for any period, the consolidated net income (or net loss) of the Company and its Restricted Subsidiaries determined in accordance with GAAP for such period minus (to the extent made or reserved) Permitted Tax Distributions, plus any Permitted Tax Distributions repaid to the Company; provided that there shall be excluded therefrom, without duplication:

          (i) all items classified as extraordinary, unusual or nonrecurring (including fees and expenses incurred at or prior to Closing and write-offs, in each case in connection with the Transactions);

          (ii) any net loss or net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period;

          (iii) the net income of any Person acquired by the Company or a Restricted Subsidiary thereof in a pooling-of-interests transaction for any period prior to the date of such acquisition;

          (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;

          (v) gains (but not losses) in respect of Asset Sales by the Company or its Restricted Subsidiaries;

          (vi) with regard to any Restricted Subsidiary all of the Capital Interests which are not owned by the Company or another Restricted Subsidiary, any aggregate net income (or loss) in excess of the Company's or such other Restricted Subsidiary's pro rata share of such Restricted Subsidiary's net income (or loss); and

          (vii) any expenses or charges related to Warrant Holdings, the Warrants or the obligation or right of the Company to purchase the Warrants.

In computing Adjusted Net Income under clause (c) under Section 4.8, the
Company:

          (i) shall use audited financial statements for the portion of the relevant period for which such statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period; and

          (ii) shall be permitted to rely in good faith for the balance of the relevant period for which audited financial statements are not available on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing. For purposes of this Indenture, the term "Affiliate," as it relates to the Company, shall include Mobil Oil for so long as Mobil Oil is entitled to designate at least one member of the Board of Directors of the Company and Volvo Trucks for so long as Volvo Trucks is entitled to designate at least one member of the Board of Directors of the Company, and shall not include Warrant Holdings or any holder (other than the Company or any partner of the Company) of Warrants or Warrant Shares.

          "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

          "Asset Sale" means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

          (i) Capital Interests in another Person (other than directors' qualifying shares);

          (ii) any other property or assets (other than in the ordinary course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided, however, that the term "Asset Sale" shall exclude:

                 (A) any asset disposition permitted by the provisions described under Section 5.1 that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

                 (B) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed $500,000;

                 (C) sales of Eligible Cash Equivalents;

                 (D) the Incurrence of any Lien, to the extent not prohibited by the terms of this Indenture;

                 (E) sales of Unrestricted Subsidiaries; and

                 (F) any of the Transactions.

          For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

          "Asset Swap" means any exchange of property or assets of the Company or any Restricted Subsidiary of the Company for property or assets of a third party which consist of property or assets described in clause (d) of the definition of "Permitted Investments."

          "Attributable Debt" under this Indenture in respect of a Sale and Leaseback Transaction means, as at the time of determination, the greater of:

          (i) the fair value of the property subject to such arrangement (as determined in good faith by the Board of Directors); and

          (ii) the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing:

          (i)    the sum of the products of:

                 (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by

                 (y) the amount of such principal payment by

          (ii)   the sum of all such principal payments.

          "Board of Directors" means (i) with respect to the Company or any other Restricted Subsidiary, its Board of Directors; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

          "Board Resolution" means, as to any Person, a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of such Person, and to be in full force and effect, and, if required hereunder, delivered to the Trustee.

          "Capital Interests" in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

          "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or personal property of such Person, to the extent such obligations are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of any Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease (or other Debt arrangement) prior to the first date upon which such lease (or other Debt arrangement) may be terminated by the user of such real or personal property without payment of a penalty, and the amount of any Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cardwell Group" means J. A. Cardwell, Sr., James A. Cardwell, Jr., and their respective spouses, lineal descendents, estates and Affiliates, including Petro Inc. (a corporation wholly owned by J. A. Cardwell, Sr.) and JAJCO II, Inc. (a company wholly owned by James A. Cardwell, Jr.).

          "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A hereto, with appropriate legends as specified in Section
2.7 and Exhibit A.

          "Change of Control" means the occurrence of any of the following events:

          (i)  prior to a Public Equity Offering, either:

               (A) the Permitted Holders cease to be the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate of a majority of the Common Interests in the Company, whether as a result of issuance of securities of the Company or any parent company of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Company or otherwise; or

               (B) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, has the power or right to designate a majority of the members of the Company's Board of Directors;

          (ii) after the consummation of a Public Equity Offering;

               (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (ii) such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the Common Interests in the Company; and

                 (B) the Permitted Holders "beneficially own" (as defined in this clause (ii)), directly or indirectly, in the aggregate a lesser percentage of the total Common Interests of the Company than such other person or group;

          (iii) the Company ceases to own directly or indirectly at least 99% of the total voting power and economic benefit of the Capital Interests of the Operating Partnership;

          (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 66 2/3% of the Company' Board of Directors then in office; or

          (v) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a Person other than a Restricted Subsidiary of the Company or a Successor Entity in which a majority or more of the voting power of the Voting Interests is held by the Permitted Holders.

          "Chartwell" means Chartwell Investments Inc. and its Affiliates.

          "Chartwell Interests" means Capital Interests in the Operating Partnership held by Chartwell.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Interests" of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor(s) replaces such party pursuant to Article V of this Indenture and, thereafter, means the successor.

          "Company Request" means any written request signed in the name of the Company and PFC by an Officer of each of the Company and PFC.

          "Consolidated Net Worth" of the Company means, as of any date, the aggregate of capital, surplus and retained earnings of the Company and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date in accordance with GAAP, less all amounts, if any, attributable to Redeemable Capital Interests in such Person.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 2 Avenue de Lafayette, Corporate Trust, Boston, Massachusetts 02111-1724.

          "Credit Agreement" means one or more secured or unsecured credit agreements providing, inter alia, for revolving credit loans, term loans and/or letters of credit between the Company or any Subsidiary and one or more lenders, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, refinanced, refunded or replaced in whole or in part from time to time.

          "Currency Hedge Obligations" means the obligations of a Person Incurred pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's exposure to fluctuations in foreign currency exchange rates on Debt permitted under this Indenture.

          "Damage Amount" means an amount to be paid as liquidated damages by the Issuers to each Holder of Notes under certain circumstances in accordance with the terms of the Registration Rights Agreement.

          "Debt" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, and whether or not contingent, the following:

          (i) all indebtedness of such Person for money borrowed, excluding any trade payables, other current liabilities incurred in the ordinary course of business and any liability for federal, state or local income taxes or other taxes owed by such Person;

          (ii) all obligations (other than interest, premium and additional payments, if any) of such Person evidenced by bonds, debentures, notes, or other similar instruments;

          (iii) all obligations of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

          (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets);

          (v)    all Capital Lease Obligations of such Person;

          (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination;

          (vii) any Interest Swap Obligations and Currency Hedge Obligations of such Person at the time of determination;

          (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and

          (ix) all obligations of the types referred to in clauses (i) through
(viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case:

               (A)   such Person has Guaranteed; or

               (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions.

For purposes of the foregoing:

          (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests;

          (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof;

          (c) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; and

          (d) the amount of any Debt described in clause (ix)(B) above shall be the lesser of:

               (I)   the maximum amount of the obligations so secured; and

               (II)  the Fair Market Value of such property or other assets.

          Notwithstanding the foregoing, neither the Warrants nor any obligation to purchase the Warrants that may arise under the warrant agreement shall be Debt.

          "Default" means any event that is, or after notice or passage of time, or both, would be, any Event of Default.

          "Depository" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

          "Disinterested Director" means, with respect to any proposed transaction between:

          (i)    the Company or a Restricted Subsidiary, as applicable; and

          (ii) an Affiliate thereof (other than the Company or a Restricted Subsidiary), a member of the Board of Directors of the Company or such Restricted Subsidiary, as applicable, who would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate.

For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Interests in the Company.

          "EBITDA" means, with respect to the Company and its Restricted Subsidiaries, for any period, the sum of Adjusted Net Income plus, to the extent reflected in Adjusted Net Income for such period for which Adjusted Net Income is determined, without duplication,

          (i)    Adjusted Interest Expense;

          (ii) income tax expense (or Permitted Tax Distributions in lieu thereof);

          (iii)  depreciation expense;

          (iv)   amortization expense;

          (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt prior to its Stated Maturity; and

          (vi) any other non-cash items reducing Adjusted Net Income; minus any non-cash items increasing Adjusted Net Income.

          "Eligible Bank" means a bank or trust company that:

          (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof; and

          (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500,000,000, the senior Debt of which is rated at least "A-2" by Moody's or at least "A" by Standard & Poor's.

          "Eligible Cash Equivalents" means any of the following Investments:

          (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition;

          (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition;

          (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank;

          (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 90 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor's or A-2 from Moody's (or an equivalent rating by any other nationally recognized rating agency);

          (v) commercial paper of any Person other than an Affiliate of the Company, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor's or Moody's and mature within 90 days after the date of acquisition;

          (vi) overnight and demand deposits in and bankers' acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; and

          (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means Notes issued in a Registered Exchange Offer in exchange for a like principal amount of Notes originally issued pursuant to an exemption from registration under the Securities Act, and replacement Notes issued therefor in accordance with this Indenture.

          "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase."

          "Fair Market Value" means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors.

          "Franchisee Receivables" means fuel, lube, repair and other receivables purchased by the Company or any Restricted Subsidiary from any of their franchisees, licensees or third party contractors operating a Stopping Center affiliated with the Operating Partnership's network of Stopping Centers.

          "Fuel Hedging Obligations" means the obligations of a Person pursuant to fuel price swap, fuel price cap, fuel price collar and fuel price floor and similar agreements and hedging obligations and arrangements, in the ordinary course of business, designed to protect against or manage such Person's exposure to fluctuations in fuel prices.

          "GAAP" means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination.

          "Global Notes" means any Note issued in fully-registered certificated form to the Depository (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A hereto, with
                                                     ---------
appropriate legends as specified in Section 2.7 and Exhibit A.
                                    -----------     ---------

          "Guarantee" means, as applied to any Debt of another Person,

          (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Debt,

          (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and

          (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings that correspond to the foregoing).

          "Holder" means a Person in whose name a Note is registered in the security register.

          "IAI" means an institutional "accredited investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, other than a QIB.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. With respect to Debt the proceeds of which are to be used solely to develop one or more Stopping Centers and to be borrowed pursuant to a binding commitment previously entered into in good faith with a lending institution, the Company or any Restricted Subsidiary shall, at its election, be deemed to have Incurred Debt in a designated amount of up to the completion cost of the project, based on the good faith estimate of management in accordance with past practices and certified and so designated to the Trustee in an officers' certificate, including a resolution of the Board of Directors, at the time of such designation, but only to the extent such proceeds are actually borrowed within 365 days after such delivery date, in which case the excess of the committed amount over the amount actually borrowed shall not be deemed Incurred for the purposes of this definition. "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate incurrence of Debt.

          "Indenture" means this Indenture as amended, restated or supplemented from time to time.

          "Interest Coverage Ratio" means, at any date of determination, the ratio of:

          (i)    EBITDA, as defined, to

          (ii)   Adjusted Interest Expense, in both cases for the Specified
Period.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Interest Swap Obligations" means the obligations of a Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's exposure to fluctuations in interest rates on Debt permitted under this Indenture.

          "Investment" by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person), including without limitation the following:

          (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person;

          (ii) the purchase, acquisition or Guarantee of the Debt of another Person or the issuance of a "keep well" with respect thereto; and

          (iii) the purchase or acquisition of the business or assets of another Person;

but shall exclude:

          (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices;

          (b) the acquisition of property and assets from suppliers and other vendors in the ordinary course of business;

          (c) prepaid expenses and workers' compensation, utility, lease and similar deposits, in the ordinary course of business; and

          (d) the purchase or exchange of the Warrants.

          "Issue Date" means July 23, 1999.

          "Issue Date Notes" means (i) the $113,370,000 aggregate principal amount of the Issuers' Notes originally issued on the Issue Date, and replacement Notes and the Exchange Notes issued therefor in accordance with this Indenture.

          "Issuers" means the Company and PFC.

          "Kirschner" means Kirschner Investments and its Affiliates.

          "Kirschner Interests" means Capital Interests in the Operating Partnership held by Kirschner.

          "Lien" means, with respect to any property or other asset any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Make-Whole Premium" means, with respect to any Note on any Redemption Date, the greater of (i) 1.0% of the Accreted Value of such Note and (ii) the excess of (A) the present value at such time of the redemption price of such Note at August 1, 2004 (such redemption price being set forth in the table in Section 3.7 below) computed using a discount rate equal to the Treasury Rate plus 0.50% per annum, over (B) the Accreted Value of such Note on such Redemption Date.

          "Maturity Date" means August 1, 2008.

          "Mobil Oil" means Mobil Oil Corporation and its Affiliates.

          "Moody's" means Moody's Investors Service, Inc.  and its successors.

          "Net Cash Proceeds" means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received net of:

          (i) all reasonable out-of-pocket expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person, and Permitted Tax Distributions attributable thereto;

          (ii) all payments made by such Person on any Debt that is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and

          (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction;

provided, however, that:

          (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by

                 (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or

                 (II) GAAP to be reserved against other liabilities in connection with such Asset Sale,

such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and

          (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Notes" means any of the Issuers' 15% Senior Discount Notes Due 2008 that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

          "Note Custodian" means the custodian with respect to any Global Note appointed by the Depository, or any successor Person thereto, and shall initially be the Trustee.

          "Obligations" means, with respect to any Debt, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Debt.

          "Offer" has the meaning set forth in the definition of "Offer to Purchase".

          "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer offering to purchase up to the aggregate:

          (i) Accreted Value of Notes, if the Purchase Date is on or prior to August 1, 2004, or

          (ii) principal amount of Notes at Stated Maturity, if the Purchase Date is after August 1, 2004,

set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five business days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company' obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company' request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (2)    the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount at Stated Maturity of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Company for each $1,000 principal amount of Notes at Stated Maturity accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount at Stated Maturity;

          (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will, after the Purchase Date, cease

                 (x) to accrete value, if the Purchase Date is on or prior to August 1, 2004, or

                 (y) to accrue interest, if the Purchase Date is after August 1, 2004, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrete value or to accrue interest at the same rate, as the case may be;

          (8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

          (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such note at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (11)  that:

                (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and

                (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

          (12) that, in the case of any Holder whose Note is purchased only in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

          Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

          "Offering" means the offering of the Notes as described in the Offering Memorandum.

          "Offering Memorandum" means the Offering Memorandum dated July 19, 1999, pursuant to which the Notes were offered.

          "Officer" means, with respect to any Person, the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer or the Secretary of such Person (or, in the case of a Person that is a partnership, a general partner of such Person in such capacity), and in the case of the Trustee, shall mean a Trust Officer, as defined below.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer or any Vice President and the Chief Financial Officer, the Controller, the Chief Accounting Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture, and in the case of the Trustee, shall mean a certificate signed by a Trust Officer, as defined below.

          "Operating Partnership" means Petro Stopping Centers, L.P.

          "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of the Company, which counsel is reasonably acceptable to the Trustee.

          "Option Plan" means the 1997 Class B Common Limited Partnership Interests Option Plan.

          "Permitted Affiliate Agreements" means the agreements between and among the Company or any Restricted Subsidiary and each of the Cardwell Group, Mobil Oil and Volvo Trucks North America, listed in this Indenture in effect immediately after the initial issuance of the Notes and as the same may be amended from time to time subject to the provisions of Section 4.10; provided that, notwithstanding Section 4.10, such agreements may be extended from time to time or otherwise amended, to the extent the Board of Directors of the Company has determined in good faith that no material adverse effect on the creditworthiness of the Company and its Restricted Subsidiaries, taken as a whole, shall result as a consequence thereby.

          "Permitted Debt" means:

          (i) Debt Incurred pursuant to Credit Agreements (other than pursuant to the first paragraph of the Limitation on Debt covenant) in an aggregate principal amount not to exceed $45,000,000 at any one time outstanding, less the aggregate amount of all Net Cash Proceeds from any Asset Sale that have been applied to permanently reduce the outstanding amount of Debt under such Credit Agreement borrowed under this clause (i); provided, that the sum of the aggregate principal amount of Debt under this clause (i) plus the aggregate principal amount of Debt under clauses (xi), (xii) and (xiii) shall not exceed $45,000,000.

          (ii) Debt outstanding under the Notes and contribution, indemnification and reimbursement obligations owed by any Issuer to any of the other of them in respect of amounts paid or payable on such Notes;

          (iii) Debt of the Company or any Restricted Subsidiary outstanding at the time of the initial issuance of the Notes;

          (iv) Debt owed to and held by the Company or a Wholly-Owned Restricted Subsidiary;

          (v) Guarantees Incurred by the Company or any Restricted Subsidiary in the ordinary course of business;

          (vi) Guarantees by the Company or any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by the Company or any Restricted Subsidiary of Debt under a Credit Agreement, provided that such Debt (other than Debt Incurred under clauses (i) and (ii) of this definition) is Incurred in accordance with the "Limitation on Debt" covenant;

          (vii) Debt in respect of performance, surety or appeal bonds provided in the ordinary course of business;

          (viii) Debt under Interest Swap Obligations and Currency Hedge Obligations;

          (ix) Debt owed by the Company to any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by a Restricted Subsidiary, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of this Indenture;

          (x) Debt Incurred to pay for any Notes, any 12 1/2% Notes and any 10 1/2% Notes tendered pursuant to an Offer to Purchase in connection with a Change of Control, provided that:

                 (a) the principal amount of such Debt does not exceed the principal of the notes purchased (plus the amount of reasonable expenses incurred in connection therewith, including the applicable purchase premium, but excluding accrued interest, if any) and

                 (b)  such Debt:

                      (1) has an Average Life to Stated Maturity at least equal to or greater than the remaining Average Life to Stated Maturity of the notes and

                      (2) does not mature prior to the Stated Maturity of the notes;

          (xi)   Debt of a Person:

                 (a) existing at the time such Person becomes a Restricted Subsidiary or

                 (b) assumed in connection with the acquisition of assets from such Person, other than Debt Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be, provided that the sum of the aggregate principal amount of Debt under this clause (xi) plus the aggregate principal amount of Debt under clauses (i), (xii) and (xiii) shall not exceed $45,000,000;

          (xii) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt Incurred in the ordinary course of business, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $5,000,000 in the aggregate; provided, further that the sum of the aggregate principal amount of Debt under this clause
(xii) plus the aggregate principal amount of Debt under clauses (i), (xi) and
(xiii) shall not exceed $45,000,000.

          (xiii) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $15,000,000 at any time outstanding; provided, that the sum of the aggregate principal amount of Debt under this clause (xiii) plus the aggregate principal amount of Debt under clauses (i), (xi) and (xii) shall not exceed $45,000,000;

          (xiv)  Refinancing Debt; and

          (xv) Debt of Holdings or any restricted Subsidiary, the proceeds of which are used to purchase Warrants or that is issued in exchange for Warrants.

          "Permitted Holders" means (1) the Cardwell Group, (2) Mobil Oil and
(3) Volvo Trucks.

          "Permitted Investments" means:

                 (a) Investments in existence on the date of initial issuance of the Notes;

                 (b) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

                 (c) Eligible Cash Equivalents;

                 (d) Investments in property and other assets, including Stopping Centers and Franchisee Receivables, owned or used by the Company or any Restricted Subsidiary in the ordinary course of business;

                 (e) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiaries;

                 (f) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

                 (A) such Person becomes a Restricted Subsidiary or

                 (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

                 (g) loans and advances to employees made in the ordinary course of business in an amount not to exceed $750,000 in the aggregate at any time outstanding;

                 (h) Interest Swap Obligations and Currency Hedge Obligations;

                 (i) non-cash consideration received in conjunction with an Asset Sale that is otherwise permitted under Section 4.9;

                 (j) Fuel Hedging Obligations Incurred in the ordinary course of business;

                 (k) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary; and

                 (l) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $10,000,000 at any one time outstanding.

          "Permitted Liens" means:

                 (a) Liens existing at the time of the initial issuance of the Notes;

                 (b) Liens to secure Debt under a Credit Agreement or Debt Incurred under clause (xiii) of the definition of "Permitted Debt," in the aggregate, of up to $170,000,000 aggregate principal amount;

                 (c) Liens on property or assets of the Company securing Debt Incurred in compliance with clause (xii) of the definition of "Permitted Debt";

                 (d) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

                 (e) any statutory warehousemen's, materialmen's, landlord's or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

                 (f) any title exception, easement, right-of-way, lease, sub-lease or other similar Lien that does not materially impair the use or value of the property subject thereto in its use in the business of the Company or a Restricted Subsidiary thereof;

                 (g) Liens on property or other assets:

                    (i) in connection with workers' compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or

                    (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the ordinary course of business consistent with industry practice; or

                    (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and
          (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Internal Revenue Code in connection with a "plan" (as defined in ERISA) (other than any Lien imposed in connection with the Company' 401(k) Plan) or

                    (iv) arising in connection with any attachment or judgment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

               (h) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company (and not Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company other than the property or assets acquired;

               (i) other Liens incidental to the conduct of the business of the Company or the ownership of its assets that do not materially impair the use or value of the property subject thereto in its use in the business of the Company;

               (j) Liens securing obligations under Interest Swap Obligations, Currency Hedge Obligations and Fuel Hedging Obligations Incurred in connection with managing interest or currency risk resulting from or related to a Credit Agreement; and

               (k) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) through (j); provided that such Liens do not extend to any other property or assets and the principal amount of the Debt secured by such Liens is not increased.

          "Permitted Tax Distribution" means for any fiscal year or portion thereof (the "Tax Year") of any Person in which period such Person is a partnership or other substantially similar pass-through entity for federal income tax purposes, distributions to enable the partners or members of such Person to make payments of federal, state and local income taxes (including estimates thereof) in respect of the Taxable Income of such partner or member with respect to each such Tax Year in an aggregate amount equal to the product of:

          (i)  the excess of:

               (A) the sum of the highest marginal federal income tax rate applicable during such Tax Year to either corporations or individuals and the State Income Tax Rate over

               (B) the product of such federal rate and the State Income Tax Rate; and

          (ii) such partner's or member's Taxable Income for such Tax Year.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PFC" means the party named as such in the first paragraph of this Indenture until a successor(s) replaces such party pursuant to Article V of this Indenture and, thereafter, means the successor.

          "Phantom Option Plan" means the incentive plan to be adopted by the Company substantially as described in the Offering Memorandum.

          "Preferred Interests," as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

          "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

          "Public Equity Offering" means any underwritten public offering of Capital Interests of the Company or a Successor Entity pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor or similar form) under the Securities Act.

          "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase."

          "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase."

          "Purchase Money Debt" means Debt:

          (i) Incurred to finance the purchase or construction of any assets of such Person or any Restricted Subsidiary; and

          (ii) that is secured by a Lien on such assets where the lender's sole security is to the assets so purchased or constructed, in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP.

          "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase."

          "Qualified Capital Interests" in any Person means a class of Capital Interests other than Redeemable Capital Interests.

          "Qualified Institutional Buyer" or "QIB" have the meaning set forth in Rule 144A.

          "Redeemable Capital Interests" in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided, however, that Preferred Interests of the Company or any Restricted Subsidiary thereof that are issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Interests in the event of a change of control of the Company or any Restricted Subsidiary, which provisions have substantially the same effect as the provisions of this Indenture described under Section 4.18, shall not be deemed to be Redeemable Capital Interests solely by virtue of such provisions; provided, further, that none of the Warrants, the partnership interest held by Warrant Holdings, or the obligation to purchase the Warrants shall be Redeemable Capital Interests.

          "Redemption Date," when used with respect to any Note to be redeemed, means the date on which it is to be redeemed pursuant to this Indenture.

          "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Refinancing Debt" means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

          (i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if at all,

          (ii)   the Refinancing Debt is scheduled to mature either:

                 (a) no earlier than the Debt being refunded, refinanced or extended, or

                 (b) at least 91 days after the maturity date of the Notes,

          (iii) the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced or extended,

          (iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of:

               (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended,

               (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced or extended and

               (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Debt, and

          (v) such Refinancing Debt is incurred by the same Person (or its successor) that initially incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company may incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Wholly-Owned Restricted Subsidiary of the Company.

          "Registered Exchange Offer" means an exchange offer by the Company registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Notes of like principal amount not bearing the Private Placement Legend.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated July 23, 1999, among the Issuers, Petro Holdings LP Corp., First Union Capital Markets Corp. and CIBC World Markets Corp.

          "Registration Statement" means an effective shelf registration statement under the Securities Act that registers the resale by Holders (or beneficial owners) of Notes (or beneficial interests therein) originally issued pursuant to an exemption from registration under the Securities Act.

          "Regulation S" means Regulation S promulgated under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

          "Replacement Asset" means, with respect to any Asset Sale, a property or asset that consists of a Stopping Center or that, as determined by the Board of Directors as evidenced by a board resolution, is used or will be used in the Stopping Center business of the Company or a Restricted Subsidiary or a business reasonably related thereto.

          "Resale Restriction Termination Date" means for any Restricted Note (or beneficial interest therein), two years (or such other period specified in Rule 144(k)) from the Issue Date or, if any Add-On Notes that are Restricted Notes have been issued before the Resale Restriction Termination Date for any Restricted Notes, from the latest such original issue date of such Add-On Notes.

          "Restricted Note" means any Issue Date Note (or beneficial interest therein) or any Add-On Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act other than, in each case, any Exchange Note, until such time as:

          (i) such Issue Date Note (or beneficial interest therein) or Add-On Note (or beneficial interest therein) has been transferred pursuant to a Registration Statement;

          (ii)  the Resale Restriction Termination Date therefor has passed; or

          (iii) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.8(e) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

          "Restricted Payment" is defined to mean any of the following:

          (a) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company (other than dividends, distributions or payments made solely in Qualified Capital Interests in the Company);

          (b) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests);

          (c) any payment made by any Restricted Subsidiary of the Company, other than to the Company or another Restricted Subsidiary of the Company, to purchase, redeem, acquire or retire any Capital Interests in a Restricted Subsidiary (other than payments made with Qualified Capital Interests in the Company);

          (d) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of either of the Issuers that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which was scheduled to mature on or after the maturity of the Notes;

          (e) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment;

          (f) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the greater of the fair market or book value of such Subsidiary; and

          (g) any advisory fee paid to an Affiliate with respect to a specific transaction (other than fees that were payable on the Closing Date upon consummation of the Transactions).

          "Restricted Subsidiary" means any Subsidiary, at least 75% of the outstanding Common Interests of which are owned and controlled, directly or indirectly, by the Company that has not been designated as an "Unrestricted Subsidiary" in accordance with this Indenture.

          "Rule 144" means Rule 144 under the Securities Act (or any successor rule).

          "Rule 144A" means Rule 144A under the Securities Act (or any successor rule).

          "Sale and Leaseback Transaction" means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back from the purchaser or transferee thereof by the Company or a Restricted Subsidiary.

          "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Significant Subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act but shall include any direct or indirect Restricted Subsidiary of the Company owning one or more Stopping Centers, but shall not include any Unrestricted Subsidiary.

          "Standard & Poor's" means Standard & Poor's Ratings Group and its successors.

          "State Income Tax Rate" means, with respect to any Person, the weighted average highest marginal state and local income tax (inclusive of franchise or other taxes in the nature of income taxes) rates applicable to corporations or to individuals in any state in which such Person does business. The highest applicable marginal state and local income tax rates of the states from which the Person derives net income shall be weighted by the ratio of the Person's net income apportioned to a state by that state to the sum of the Person's net income apportioned to all states in which such Person is doing business.

          "Stated Maturity," when used with respect to:

          (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable; and

          (ii) any other Debt or any installment of interest thereon,

means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

          "Stopping Centers" means multi-service truck stops or travel plaza facilities, including "full-sized" and "Petro:2" units and Petro:Lube maintenance facilities, which provide services and amenities to commercial truck drivers as well as to other highway motorists and local residents, including without limitation, facilities currently operated by the Company and its Restricted Subsidiaries and businesses related or ancillary thereto.

          "Subsidiary" means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

          "Successor Entity" means a corporation or other entity that succeeds to and continues the business of the Company.

          "Taxable Income" means, with respect to any partner or member of a Person that is a partnership or substantially similar pass-through entity for federal income tax purposes, such partner's allocation of taxable income from such Person for federal income tax purposes inclusive of each item of taxable gain, loss, income, and deduction required to be taken into account separately by the partners or members of such Person and taking into account allocations pursuant to Section 704(c) of the Code. The character of each separately stated item shall be disregarded for purposes of determining Taxable Income; provided, that net capital loss, as defined in Section 1222(10) of the Code, shall not be taken into account in determining Taxable Income.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.3 hereof).

          "Transactions" means:

               (a) the investment in the Company of equity capital by Volvo Trucks and Mobil Oil;

               (b) the purchase of the Chartwell Interests and the Kirschner Interests by the Company;

               (c) the execution of, and consummation of borrowings under, a Credit Agreement to be entered into by the Operating Partnership and the Company with BankBoston and a syndicate of lenders;

               (d) the amendment of the 10 1/2% Notes Indenture; and

               (e) the consummation of the sale of the Units.

          "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) closest to the period from the Redemption Date to August 1, 2004; provided, however, that if the period from the Redemption Date to August 1, 2004, is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Redemption Date to August 1, 2004, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trust Officer" when used with respect to the Trustee, means any officer or assistant officer of the Trustee assigned to the Corporate Trust Administration department or similar department performing corporate trust work of the Trustee or any successor to such department or, in the case of a successor Trustee, any officer of such successor Trustee performing corporate trust functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "U.S. Government Obligations" means (i) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

          "Volvo Trucks" means Volvo Trucks North America, Inc. and Affiliates.

          "Voting Interests" means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the board of directors or comparable body of such Person.

          "Warrant Agreement" means that certain warrant agreement among Warrant Holdings, the Company, Sixty Eighty LLC, First Union Capital Markets Corp., CIBC World Markets Corp. and State Street Bank and Trust Company.

          "Warrant Holdings" means Petro Warrant Holdings Corporation, a Delaware corporation.

          "Warrants" means the exchangeable warrants issued by Warrant Holdings pursuant to the Warrant Agreement.

          "Wholly-Owned" means, with respect to a Subsidiary, any Subsidiary, at least 99% of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

          Section 1.2.  Other Definitions.
                        ------------------

          The definitions of the following terms may be found in the sections indicated as follows:

Term                                               Defined in Section
----                                               ------------------
"Affiliate Transaction"...........................          4.10
"Agent Members"...................................          2.6
"Authenticating Agent"............................          2.2
"Bankruptcy Law"..................................          6.1
"Business Day"....................................          10.8
"Covenant Defeasance".............................          9.3
"Custodian".......................................          6.1
"Defaulted Interest"..............................          Exhibit A
"Discharge".......................................          9.1
"Event of Default"................................          6.1
"Excess Proceeds".................................          4.9
"Exchange Notes"..................................          2.2
"Global Notes"....................................          2.1
"Legal Defeasance"................................          9.2
"Legal Holiday"...................................          10.8
"Paying Agent"....................................          2.3
"Private Placement Legend"........................          2.7
"Registrar".......................................          2.3
"Required Filing Dates"...........................          4.2
"Reinvestment Date"...............................          4.9
"Special Record Date".............................          2.12
"Specified Period"................................          4.6
"Surviving Entity"................................          5.1
"Unrestricted Subsidiary".........................          4.13

          Section 1.3  Incorporation by Reference of Trust Indenture Act.
                       --------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture securityholder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor on the indenture securities" means the Issuers or any other obligor on the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

          Section 1.4.  Rules of Construction.
                        ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) words used herein implying any gender shall apply to every gender;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subdivision, unless expressly stated otherwise; and

          (7) the term "interest" shall include all Additional Interest as provided in the Registration Rights Agreement for purposes of this Indenture and the Notes.

                                  ARTICLE II.


                                   THE NOTES
                                   ---------

          Section 2.1.  Form and Dating.
                        ---------------

          (a) The Issue Date Notes are being originally offered and sold by the Issuers pursuant to a purchase agreement, dated July 19, 1999 among the Issuers and First Union Capital Markets Corp. and CIBC World Markets Corp. and pursuant to a purchase agreement, dated July 19, 1999 among the Issuers and Chartwell. The Notes will be issued in fully-registered form without coupons, and only in denominations of $1,000 and any integral multiple thereof. The

Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto.
            ---------

          (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this
---------
Indenture, and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

          (c) The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or the
   -----------
Depository rule or usage. The Issuers and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

          (d) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued on the issue date therefor in the form of a permanent Global Note or in the form of Certificated Notes.

          (e) Notes originally offered and sold to Chartwell in reliance on an exemption from the registration requirements of the Securities Act, will be issued on the issue date therefor in the form of a single Certificated Note.

          Section 2.2.  Execution and Authentication.
                        ----------------------------

          (a) Two Officers of each Issuer, one of whom shall be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer, shall sign the Notes for the Issuers by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          (b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

          (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: Notes upon a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of each Issuer (the "Issuer Order"). An Issuer Order shall specify the amount of the
             ------------
Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

          (d) The Trustee may appoint an agent (the "Authenticating Agent")
                                                     --------------------
reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

          (e)  In case the Company:

          (i)  shall be consolidated with or merged into any other Person,

          (ii) or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person,

and the Successor Company resulting from such consolidation, or surviving such merger, or which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or
                             ----------
delivered prior to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Notes executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the Successor Company, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 2.2 in exchange or substitution for or upon registration of
     -----------
transfer of any Notes, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

          Section 2.3.  Registrar and Paying Agent.
                        --------------------------

          (a) The Issuers shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar"), where Notes may be presented for
                               ---------
payment (the "Paying Agent") and for the service of notices and demands to or
              ------------
upon the Issuers in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          (b) The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of each such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.
                                                                   -----------
The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

          (c) The Issuers initially appoint the Trustee at the principal corporate trust office of its Affiliate, State Street Bank and Trust Company of New York, N.A., located at 61 Broadway, 15/th/ Floor, in the Borough of Manhattan, City of New York 10006 (the "Affiliate Trust Office") as Registrar,
                                        ----------------------
Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as the Trustee has resigned or a successor Trustee has been appointed.

          Section 2.4.  Paying Agent to Hold Money in Trust.
                        -----------------------------------

          The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Issuers in making any such payment. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this
Section 2.4, the Paying Agent (if other than the Company) shall have no further
-----------
liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company, if the Company is then acting as Paying Agent, the Trustee shall replace the Company as Paying Agent.

          Section 2.5.  Holder Lists
                        ------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Issuers shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          Section 2.6.  Global Note Provisions.
                        ----------------------

          (a) Each Global Note initially shall: (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.7
                                                                  -----------
and Exhibit A.  Any Global Note may be represented by more than one certificate.
    ---------
The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

          (b) Members of, or participants in, the Depository ("Agent Members")
                                                               -------------
shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Note Custodian under such Global Note, and the Depository may be treated by the Issuers, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

          (c) Except as provided in Section 2.8 and below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

          (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, or

          (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this subsection (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and upon Issuer Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

          (d) In connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Issuers shall execute, and upon Issuer Order the Trustee shall authenticate and deliver, to the exchanging Holder a new Certificated Note representing the principal amount not so exchanged.

          Section 2.7  Legends.
                       -------

          (a) Each Global Note shall bear the legend specified therefor in

Exhibit A on the face thereof.
---------

          (b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (together with, if
                      ---------
applicable, the legend specified in clause (c) below, the "Private Placement
                                                           -----------------
Legend").
------

          (c) Each Certificated Note that is a Restricted Note shall bear the legend specified therefor in Exhibit A on the face thereof.
                             ---------

          Section 2.8.  Transfer and Exchange.
                        ---------------------

          (a) The following provisions shall apply with respect to any proposed transfer of a Certificated Note (or portion thereof) that is a Restricted Note:

          (i) If the Holder of a Certificated Note wishes to deliver such Note to the Registrar for registration in the name of such Holder, without transfer, or if the Holder wishes to transfer such Note to the Company or any of its Subsidiaries, the Registrar shall authenticate and deliver Certificated Notes to such Holder or to the Company or any of its Subsidiaries, as the case may, (x) upon receipt by the Registrar of:

          (A) such Certificated Note, duly endorsed as provided herein,

          (B) instructions from such Holder directing the Registrar to issue one or more Certificated Notes in the amounts specified to the transferee, and, if the entire principal amount of such Certificated Note is not being transferred, to issue one or more Certificated Notes to the transferor in an amount equal to the principal amount not transferred, and

          (C) a certificate in the form of Exhibit B-1 duly executed by the
                                           -----------
          transferor, and

     (y)  the Registrar shall:

          (1) cancel the Certificated Note delivered to it, and

          (2) if applicable, issue to the transferor one or more Certificated Note(s) in accordance with the foregoing;

          (ii) If the Holder of a Certificated Note wishes to transfer such Certificated Note (or a portion thereof) to a QIB pursuant to Rule 144A, the Registrar shall authenticate and deliver Certificated Notes to the appropriate QIB (x) upon receipt by the Note Custodian and Registrar of:

          (A) such Certificated Note, duly endorsed as provided herein,

          (B) instructions from such Holder directing the Registrar to issue one or more Certificated Notes in the amounts specified to the transferee, and, if the entire principal amount of such Certificated Note is not being transferred, to issue one or more Certificated Notes to the transferor in an amount equal to the principal amount not transferred, and

          (C) a certificate in the form of Exhibit C duly executed by the
                                           ---------
          transferor, and

     (y)  the Registrar shall:

          (1) cancel the Certificated Note delivered to it, and

          (2) if applicable, issue to the transferor one or more Certificated Note(s) in accordance with the foregoing;

          (iii) If the Holder of Certificated Note wishes to transfer such Certificated Note (or any portion thereof) to an IAI, the Registrar shall authenticate and deliver Certificated Note(s) to the appropriate IAI(s) upon receipt by Registrar of:

          (A) such Certificated Note, duly endorsed as provided herein,

          (B) instructions from such Holder directing the Registrar to issue one or more Certificated Notes in the amounts specified to the transferee IAI and, if the entire principal amount of such Certificated Note is not being transferred, to issue one or more Certificated Notes to the transferor in an amount equal to the principal amount not transferred, and

          (C) a certificate in the form of Exhibit D-1 duly executed by the
                                           -----------
          transferee, and

     (y)  the Registrar shall:

          (1) cancel the Certificated Note delivered to it,

          (2) if applicable, issue to the transferor one or more Certificated Note(s) in accordance with the foregoing;

          (iv) If the Holder of Certificated Note wishes to transfer such Certificated Note (or any portion thereof) to an Accredited Investor, the Registrar shall authenticate and deliver Certificated Note(s) to the appropriate Accredited Investors upon receipt by Registrar of:

          (A) such Certificated Note, duly endorsed as provided herein,

          (B) instructions from such Holder directing the Registrar to issue one or more Certificated Notes in the amounts specified to the transferee Accredited Investor and, if the entire principal amount of such Certificated Note is not being transferred, to issue one or more Certificated Notes to the transferor in an amount equal to the principal amount not transferred,

          (C) a certificate in the form of Exhibit D-2 duly executed by the
                                           -----------
          transferee,

          (D) an opinion of counsel in form and substance satisfactory to the Registrar and the Company from an independent law firm of recognized standing and experienced in matters involving the federal securities laws, to the effect that such transfer does not violate the Securities Act; and

     (y)  the Registrar shall:

          (1) cancel the Certificated Note delivered to it,

          (2) if applicable, issue to the transferor one or more Certificated Note(s) in accordance with the foregoing;

          (v) If the Holder of a Certificated Note wishes to transfer such Certificated Note (or a portion thereof) to a Non-U.S. Person pursuant to Regulation S, the Registrar shall authenticate and deliver Certificated Notes to the appropriate Non-U.S. Person (x) upon receipt by the Note Custodian and Registrar of:

          (A) such Certificated Note, duly endorsed as provided herein,

          (B) instructions from the Holder of such Certificated Note directing the Registrar to issue one or more Certificated Notes in the amounts specified to the transferee, and, if the entire principal amount of such Certificated Note is not being transferred, to issue one or more Certificated Notes to the transferor in an amount equal to the principal amount not transferred, and

          (C) a certificate in the form of Exhibit E from the transferor, and
                                           ---------

     (y)  the Registrar shall:

          (1) cancel the Certificated Note delivered to it, and

          (2) if applicable, issue to the transferor one or more Certificated Note(s) in accordance with the foregoing.

          (b) Any Person having a beneficial interest in a Global Note may, upon request and subject to the rules and procedures of the Depository, exchange such beneficial interest for one or more Certificated Notes. To effect any such transfer, the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note must deliver to the Registrar written instructions or such other form of instructions as is customary for the Depository. In addition, in the case of a Restricted Note, the following additional procedures shall apply:

          (i) If such beneficial interest in a Global Note is being transferred to the Person designated by the Depository as being the beneficial owner or to the Company or any of its Subsidiaries, (x) upon receipt by the Note Custodian and the Registrar of:

          (A) instructions from the Holder of the Global Note directing the Note Custodian and Registrar to issue one or more Certificated Notes in the amounts specified to the Person designated by the Depository as being the beneficial owner or to the Company or any of its Subsidiaries, as the case may be, and, debit or cause to be debited an equivalent amount of beneficial interest in the Global Note, and

          (B) a certificate in the form of Exhibit B-2 from the transferor,
                                           -----------

     and (y) subject to the rules and procedures of the Depository, the Note Custodian and Registrar shall:

          (A) authenticate and deliver to the Person designated by the Depository as being the beneficial owner or to the Company or any of its Subsidiaries, as the case may be, Certificated Note(s) in an equivalent amount to the beneficial interest in the Global Note being transferred in accordance with the foregoing, and

          (B) decrease the Global Note by such amount in accordance with the foregoing.

          (ii) If the owner of a beneficial interest in the Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A, (x) upon receipt by the Note Custodian and Registrar of:

          (A) instructions from the Holder of the Global Note directing the Note Custodian and Registrar to issue one or more Certificated Notes in the amounts specified to the transferee QIB and, debit or cause to be debited an equivalent amount of beneficial interest in the Global Note, and

          (B) a certificate in the form of Exhibit C from the transferor,
                                           ---------

     and (y) subject to the rules and procedures of the Depository, the Note Custodian and Registrar shall:

          (A) authenticate and deliver to the QIB transferee Certificated Note(s) in an equivalent amount to the beneficial interest in the Global Note being transferred in accordance with the foregoing, and

          (B) decrease the Global Note by such amount in accordance with the foregoing.

          (iii) If the owner of a beneficial interest in a Global Note wishes to transfer such interest (or a portion thereof) to an IAI, (x) upon receipt by the Note Custodian and Registrar of:

          (A) instructions from the Holder of the Global Note directing the Note Custodian and Registrar to issue one or more Certificated Notes in the amounts specified to the transferee IAI and, debit or cause to be debited an equivalent amount of beneficial interest in the Global Note, and

          (B) a certificate in the form of Exhibit D-1 from the IAI transferee,
                                           -----------

     and (y) subject to the rules and procedures of the Depository, the Note Custodian and Registrar shall:

          (A) authenticate and deliver to the IAI transferee Certificated Note(s) in an equivalent amount to the beneficial interest in the Global Note being transferred in accordance with the foregoing, and

          (B) decrease the Global Note by such amount in accordance with the foregoing.

          (iv) If the owner of a beneficial interest in a Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S, (x) upon receipt by the Note Custodian and Registrar of:

          (A) instructions from the Holder of the Global Note directing the Note Custodian and Registrar to issue one or more Certificated Notes in the amounts specified to the transferee and, debit or cause to be debited an equivalent amount of beneficial interest in the Global Note, and

          (B) a certificate in the form of Exhibit E from the transferor,
                                           ---------

     and (y) subject to the rules and procedures of the Depository, the Note Custodian and Registrar shall:

          (A) authenticate and deliver to the transferee Certificated Note(s) in an equivalent amount to the beneficial interest in the Global Note being transferred in accordance with the foregoing, and

          (B) decrease the Global Note by such amount in accordance with the foregoing.

          (v) Certificated Notes issued in exchange for a beneficial interest in a Global Note, pursuant to this Section 2.8(b) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Registrar. The Registrar shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Certificated Notes, the Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

          (c) If the holder of a Certificated Note wishes to transfer such Note (or a portion thereof) to a QIB that wishes to hold such Note in the form of an interest in the Global Note, (x) upon receipt by the Note Custodian and Registrar of:

          (A) such Certificated Note, duly endorsed as provided herein,

          (B) instructions from such Holder directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Global Note equal to the principal amount (or portion thereof) of such Certificated Note to be transferred, and, if the entire principal amount of such Certificated Note is not being transferred to issue one or more certificated Notes to the transferor in an amount equal to the principal amount not transferred, and

          (C) a certificate in the form of Exhibit C duly executed by the
                                           ---------
          transferor, and

     (y) subject to the rules and procedures of the Depository, the Note Custodian and Registrar shall:

          (1) cancel the Certificated Note delivered to it,

          (2) increase the Global Note in accordance with the foregoing, and

          (3) if applicable, issue to the transferor one or more Certificated Note(s) in accordance with the foregoing;

          (d) Other Transfers.  Any transfer of Restricted Notes not described
              ---------------
above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of the Depository, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such opinions of counsel (which opinions shall be in form and substance satisfactory to the Registrar and the Company and delivered by independent counsel of recognized standing and experienced in matters involving the federal securities laws), and such certificates and/or other information reasonably required by and satisfactory to the Registrar in order, in each case, to ensure compliance with the Securities Act or in accordance with
Section 2.8(e).
--------------

          (e) Use and Removal of Private Placement Legends.  Upon the transfer,
              --------------------------------------------
exchange or replacement of Certificated Notes (or beneficial interests in a Global Note) not bearing a Private Placement Legend, the Registrar (and the Note Custodian, in the case of beneficial interests in a Global Note) shall exchange such Notes (or beneficial interests) for Certificated Notes (or beneficial interests in a Global Note) that do not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Certificated Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Registrar (and the Note Custodian, in the case of beneficial interests in a Global Note) shall deliver only Certificated Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

          (i) such Notes (or beneficial interests) are exchanged in a Registered Exchange Offer;

          (ii) such Notes (or beneficial interests) are transferred pursuant to a Registration Statement;

          (iii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit F and an Opinion of Counsel reasonably
                               ---------
     satisfactory to the Registrar;

          (iv) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

          (v) in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private

Placement Legend upon transfer of such interest pursuant to any clauses (i)-(v) above. The Company shall deliver to the Trustee an Officers' Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

          (f)   Consolidation of Global Notes.  If a Global Note not bearing a
                -----------------------------
Private Placement Legend is outstanding at the time of a Registered Exchange Offer, any interests in a Global Note bearing a Private Placement Legend exchanged in such Registered Exchange Offer shall be exchanged for interests in such outstanding Global Note; and

          (g)   Retention of Documents. The Registrar shall retain copies of all
                ----------------------
letters, notices and other written communications received pursuant to this
Article II. The Issuers shall have the right to inspect and make copies of all
----------
such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          (h)   Execution, Authentication of Notes, etc.
                ----------------------------------------

          (i)   Subject to the other provisions of this Section 2.8, when Notes
                                                        -----------
     are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes
                                                    --------
     presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Issuer
                        ----------
     Order the Trustee will authenticate Certificated Notes and Global Notes at the Registrar's or co-Registrar's request. In accordance with the Registration Rights Agreement, the Issuers will execute and upon Issuer Order the Trustee will authenticate Exchange Notes in exchange for Issue Date Notes.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to a Registered Exchange Offer, or Section 4.9, Section 4.18, Section 5.1 or Section 9.5).

          (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

          (iv) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

          (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          (i)  No Obligation of the Trustee.
               ----------------------------

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of interest in a Global Note, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          Section 2.9.  Mutilated, Destroyed, Lost or Stolen Notes.
                        ------------------------------------------

          (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or stolen, the Issuers shall execute and upon Issuer Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon Issuer Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          (b) Upon the issuance of any new Note under this Section 2.9, the
                                                           -----------
Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          (c) Every new Note issued pursuant to this Section in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuers and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          Section 2.10.  Temporary Notes.
                         ---------------

          Until definitive Notes are ready for delivery, the Issuers may execute and upon Issuer Order the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers will prepare and execute and upon Issuer Order the Trustee will authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes representing an equal principal amount upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

          Section 2.11.  Cancellation.
                         ------------

          The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Issuers all Notes surrendered for registration of transfer, exchange or payment. The Issuers may not issue new Notes to replace Notes that have been paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

          Section 2.12.  Defaulted Interest.
                         ------------------

          When any installment of interest becomes Defaulted Interest (as defined in the form of Note), such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the record date applicable to such installment of interest. Defaulted Interest, and any interest payable on such Defaulted Interest, may be paid by the Issuers, at their election, as provided in clause (a) or (b) below.

          (a) The Issuers may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which
                                               -------------------
shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b); or

          (b) The Issuers may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

          Section 2.13.  Add-On Notes.
                         ------------

          The Issuers may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes ("Add-On
                                                                        ------
Notes") having terms and conditions set forth in Exhibit A identical to those of
-----                                            ---------
the other outstanding Notes, except that Add-On Notes:

          (i)   may have a different issue date from other outstanding Notes;

          (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other outstanding Notes;

          (iii) may have terms specified in the Add-On Note Board Resolution or Add-On Note Supplemental Indenture for such Add-On Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions)
                         ----------     ---------
     applicable to such Add-On Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Add-

     On Notes, which are not adverse in any material respect to the Trustee or the Holder of any outstanding Notes (other than such Add-On Notes); and

          (iv) may be entitled to additional interest as contemplated in Section
                                                                         -------
     2.14 not applicable to other outstanding Notes and may not be entitled to
     ----
     such additional interest applicable to other outstanding Notes.

          Section 2.14. Additional Amounts Under Registration Rights Agreements.
                        -------------------------------------------------------

          Under certain circumstances, the Issuers may be obligated to pay the Damage Amount to Holders, all as and to the extent set forth in the Registration Rights Agreement or any registration rights agreement applicable to Add-On Notes. The terms thereof are hereby incorporated herein by reference and such additional interest is deemed to be interest for purposes of this Indenture.

                                 ARTICLE III.

                                  REDEMPTION
                                  ----------

          Section 3.1.  Notices to Trustee.
                        ------------------

          If the Issuers elect to redeem Notes pursuant to Section 3.7 hereof,
(i) at least 60 days prior to the Redemption Date in the case of a partial redemption, (ii) at least 45 days prior to the Redemption Date in the case of a total redemption or (iii) during such other period as the Trustee may agree to in writing, the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in Section 3.7 hereof, as appropriate.

          Section 3.2.  Selection by Trustee of Notes to Be Redeemed.
                        --------------------------------------------

          In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, by lot, pro rata or by such other method as it shall deem fair and reasonable. The Trustee shall promptly notify the Issuers of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          Section 3.3.  Notice of Redemption.
                        --------------------

          At least 30 days, but no more than 60 days, before a Redemption Date, the Issuers shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of

Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.3 hereof.

          The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (6) that unless the Issuers default in making the redemption payment, Accreted Value will cease to accrete or interest will cease to accrue, as the case may be, on Notes or portions thereof called for redemption on and after the Redemption Date;

          (7) the paragraph of Section 3.7 hereof pursuant to which the Notes called for redemption are being redeemed; and

          (8) the aggregate principal amount of Notes that are being redeemed. At the request of the Issuers, the Trustee shall give the notice of redemption in the name of the Issuers and at the sole expense of the Issuers.

          Section 3.4.  Effect of Notice of Redemption.
                        ------------------------------

          Once the notice of redemption described in Section 3.3 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, plus, in the case of redemptions occurring on or after August 1, 2004, interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, plus, in the case of redemptions occurring on or after August 1, 2004, interest accrued to the Redemption Date; provided, that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, any accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no Accreted Value shall accrete and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          Section 3.5.  Deposit of Redemption Price.
                        ---------------------------

          On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of, and accrued and unpaid interest to the Redemption Date in the case of redemptions occurring on or after August 1, 2004, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

          On and after any Redemption Date, if money sufficient to pay the Redemption Price of, and accrued and unpaid interest to the Redemption Date in the case of redemptions occurring on or after August 1, 2004, on Notes called for redemption shall have been made available in accordance with the preceding paragraph and payment thereof is not prohibited pursuant to the terms of this Indenture, the Notes called for redemption will cease to accrete Accreted Value or to accrue interest, as the case may be, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.4, accrued interest to the Redemption Date in the case of redemptions occurring on or after August 1, 2004, on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, Accreted Value will accrete or interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid Redemption Price of the Note and any Accreted Value or interest not paid on such unpaid amount, in each case, at the rate and in the manner provided in the Notes.

          Section 3.6.  Notes Redeemed in Part.
                        ----------------------

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          Section 3.7.  Optional Redemption.
                        -------------------

          (a) The Issuers may redeem the Notes, at the option of the Issuers, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice at a Redemption Price equal to:

          (i) if the Redemption Date is prior to August 1, 2004, the Accreted Value of the Notes, plus the Make-Whole Premium, as of the Redemption Date; or

          (ii) if the Redemption Date is on or after August 1, 2004, the following Redemption Prices (expressed as percentages of principal amount at Stated Maturity) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), if redeemed during the 12 month period beginning on August 1, of the years indicated:

          YEAR                                 Redemption Price
          2004                                    107.500%
          2005                                    105.000%
          2006                                    102.500%
          2007 and thereafter                     100.000%

          (b) In addition to the foregoing, prior to August 1, 2002, the Issuers may, with the net proceeds of one or more Public Equity Offerings of Qualified Capital Interests in either the Issuer or a Successor Entity, redeem all, but not less than all, of the aggregate principal amount of the outstanding Notes at a Redemption Price equal to 115% of the Accreted Value thereof; provided that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

                                  ARTICLE IV.

                                   COVENANTS
                                   ---------

          Section 4.1.  Payment of Notes.
                        ----------------

          The Issuers shall pay or cause to be paid the principal, Redemption Price or Purchase Price of, and Accreted Value or accrued interest, as the case may be (which shall include any Damage Amount as provided in the Registration Rights Agreement), on, the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, Redemption Price or Purchase Price of, or Accreted Value or accrued interest on, the Notes shall be considered paid on the date it is due if the Trustee or a Paying Agent holds on that date money designated for and sufficient to pay such installment. The Issuers shall pay interest on overdue principal, Redemption Price and Purchase Price (including post-petition interest in a proceeding under any Bankruptcy
Law) and overdue interest, to the extent lawful, at the rate specified in the Notes.

          Section 4.2.  SEC Reports.
                        -----------

          (a) Whether or not the Issuers are subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Issuers will, to the extent accepted by the SEC and not prohibited under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Issuers were subject thereto, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Issuers would have been required to file them. The Issuers will also, in any event, (i) within 15 days of each Required Filing Date (A) transmit by mail to all Holders, as their names and addresses appear in the security register maintained by the Registrar, without cost to such Holders, and (B) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Issuers were subject thereto and (ii) if filing such documents by the Issuers with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, promptly upon written request, supply copies of such documents to any prospective Holder.

          (b) The Issuers will, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Issuers (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Issuers shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Issuers or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Issuers within the meaning of Rule 144 under the Securities Act.

          Section 4.3.  Waiver of Stay, Extension or Usury Laws.
                        ---------------------------------------

          The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal, Redemption Price or Purchase Price of, and Accreted Value or accrued interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 4.4.  Compliance Certificate.
                        ----------------------

          (a) The Issuers shall deliver to the Trustee, within 100 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuers has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Issuers has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal, Redemption Price or Purchase Price of, and Accreted Value or accrued interest on, the Notes are prohibited or, if such event has occurred, a description of the event and what action each of the Issuers is taking or proposes to take with respect thereto.

          (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 above shall be accompanied by a written statement of each Issuer's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Issuer has violated any provisions of this Article IV or Article V of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

          (c) The Issuers will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

          Section 4.5.  Taxes.
                        -----

          The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

          The Issuers shall provide to the Trustee within 30 days from the Issue Date, any and all information required by the Trustee to enable it to complete and file with the IRS 1099 original issue discount forms.

          Section 4.6.  Limitation on Debt.
                        ------------------

          (a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt), unless, immediately after giving effect to the Incurrence of such Debt and the receipt and contemporaneous application of the proceeds therefrom,

          (i) The Interest Coverage Ratio of the Company and its Restricted Subsidiaries for the last four fiscal quarters for which financial information is available at the date of determination (the "Specified Period"), determined on a pro forma basis as if any such Debt, and any other Debt Incurred since the beginning of the Specified Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Specified Period, and any other Debt repaid since the beginning of the Specified Period had been repaid at the beginning of the Specified Period, would be (1) at any time prior to August 1, 2001, greater than 1.75:1 and (2) at anytime on or after August 1, 2001, greater than 2.0:1; and

          (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

          (b) If, during the Specified Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or acquisition or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, EBITDA, as defined, and Adjusted Interest Expense for the Specified Period shall be calculated on a pro forma basis giving effect to such Asset Sale or acquisition or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or acquisition or designation had occurred on the first day of the Specified Period.

          (c) If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Specified Period) to both the Incurrence or assumption of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and the inclusion in EBITDA, of the EBITDA of the acquired Person, business, property or assets or redesignated Subsidiary.

          (d) Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

          (e) The Incurrence of Debt solely to develop a Stopping Center shall be determined in accordance with the definition of "Incur" set forth in Section
1.1. The accretion of original issue discount (and any accruals of interest or payment of interest in Add-On Notes) on the Notes shall not be deemed an incurrence of Debt for purposes of this covenant.

          Section 4.7.  Limitation on Issuance and Sale of Capital Interests in
                        -------------------------------------------------------
                        Restricted Subsidiaries.
                        -----------------------

          The Company will not permit any Restricted Subsidiary of the Company to issue any Capital Interest (other than any required directors' qualifying shares) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary thereof. The Company will not sell, and will not permit any of its Restricted Subsidiaries to sell, any Capital Interests in any Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Restricted Subsidiary unless all such Capital Interests owned by the Company and its Restricted Subsidiaries are sold in one or more contemporaneous transactions; provided, however, that the Company will not sell any Capital Interest in PFC to any Person other than a Wholly-Owned Restricted Subsidiary.

          Section 4.8.  Limitation on Restricted Payments.
                        ---------------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

              (i) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

              (ii) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than

     Permitted Debt) pursuant to the provisions described in paragraph (a) of
     Section 4.6 hereof; and

                (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the date of initial issuance of the Notes shall not exceed the sum (without duplication) of:

                (1) 50% of the Adjusted Net Income (or, if Adjusted Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the initial issuance of the Notes occurred and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

                (2) 100% of the aggregate net cash proceeds received by the Company subsequent to the initial issuance of the Notes from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company issued after the initial issuance of the Notes, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests, plus

                (3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the date of the initial issuance of the Notes, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances (but only to the extent such interest, dividends or repayments are not included in the calculation of Adjusted Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries in accordance with this Indenture, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person, plus

                (4)    $5,000,000.

          (b) Notwithstanding paragraph (a) of this Section 4.8, the Company and its Restricted Subsidiaries may take the following actions, provided that with respect to clauses (ii), (iii), (iv), (vi) and (vii) below, immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

                (i) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this covenant;

                (ii) the retirement of any Qualified Capital Interests of the Company or any Restricted Subsidiary by conversion into, or by or in exchange for, Qualified Capital

     Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Qualified Capital Interests of the Company;

                (iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company that is subordinate in right of payment to the Notes out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of new subordinated Debt of the Company incurred in accordance with this Indenture;

                (iv) payments due under the Permitted Affiliate Agreements that would otherwise constitute Restricted Payments (other than pursuant to clause (v) below);

                (v) cash distributions by the Company to its partners on its Capital Interests, for so long as it is organized as a partnership or other substantially similar pass-through entity for federal income tax purposes, in aggregate amounts not exceeding the aggregate amount of Permitted Tax Distributions accrued after December 31, 1997;

                (vi) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $1,000,000 in any fiscal year;

                (vii) payments that would otherwise constitute Restricted Payments, not to exceed $100,000 in any fiscal year;

                (viii) the purchase on the Issue Date of the Chartwell Interests and the Kirschner Interests;

                (ix)   the purchase of any Warrants; and

                (x) the conversion of employee options issued under the Option Plan into rights under the Phantom Option Plan.

          (c) The actions described in clauses (i), (ii), (iv), (vi) and (vii) of paragraph (b) of this Section 4.8 shall reduce, but without duplication, the amount that would otherwise be available for Restricted Payments under clause
(iii) of paragraph (a) of this Section 4.8.

          (d) If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Company's financial statements affecting Adjusted Net Income.

          (e) If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (iii) of paragraph (a) of this Section 4.8, in each case to the extent such Investments would otherwise be so counted.

          (f) If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section
4.9 hereof, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of "Restricted Payments," the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of:

                (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or

                (ii) the amount of the original Investment,

in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of "Restricted Payments."

          (g) For purposes of this Section 4.8, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

          Section 4.9.  Limitation on Asset Sales.
                        -------------------------

          (a)   The Company will not consummate an Asset Sale unless the
Company:

          (i) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the property or assets sold or otherwise disposed of;

          (ii) at least 85% of the consideration received by the Company for such property or assets consists of cash or Eligible Cash Equivalents; provided that the amount of any liabilities (as shown on the Company' most recent balance sheet) of the Company (other than contingent liabilities and liabilities that are by their terms subordinate to the Notes) that are assumed or forgiven by the transferee of any such assets will be deemed to be cash for the purposes of this clause (ii); and

          (iii) the Net Cash Proceeds received by the Company are applied, to the extent the Company or any Restricted Subsidiary elects or is required,

                (A) to repay or purchase and permanently reduce outstanding Debt of a Restricted Subsidiary, and to permanently reduce any commitments in respect thereof, provided, however, that such repayment and commitment reduction occurs within 270 days following the receipt of such Net Cash Proceeds; or

                (B) to an investment in Replacement Assets, provided, however, that such investment occurs or the Company or such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 270th day following receipt of such Net Cash Proceeds (the "Reinvestment Date") and Net Cash Proceeds contractually committed are so applied within 365 days following the receipt of such Net Cash Proceeds.

Notwithstanding any provision of this Section 4.9, Asset Swaps and Fuel Hedging Obligations entered into in the ordinary course of business shall not be subject to clause (ii) of the immediately preceding sentence.

          (b) Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Replacement Assets and/or repay Debt of a Restricted Subsidiary shall constitute "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an Offer to Purchase, from all Holders,
Notes:

          (x) having an aggregate Accreted Value as of the Purchase Date, if the Purchase Date is on or prior to August 1, 2004, or

          (y) in an aggregate principal amount at Stated Maturity, if the Purchase Date is after August 1, 2004,

in either case equal to the Excess Proceeds, at a Purchase Price in cash equal to:

          (x) 100% of the Accreted Value thereof, if the Purchase Date is on or prior to August 1, 2004, or

          (y) 100% of the principal amount thereof, together with accrued interest, if any, to the Purchase Date, if the Purchase Date is after August 1, 2004.

On or before the Purchase Date, the Trustee shall, to the extent lawful, accept for payment, on a pro rata basis or by such other method as the Trustee shall deem fair and appropriate to the extent necessary, Notes or portions thereof or beneficial interests under a Global Note properly tendered pursuant to the Offer to Purchase, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 4.9. The Paying Agent shall promptly mail or deliver to each tendering Holder an amount equal to the Purchase Price of the Note tendered by such Holder and accepted by the Company for purchase (which payment shall, in the case of the Holders of interests in the Global Note, be through the facilities of the Depository), and the Issuers shall promptly issue a new Note, and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. the Company will publicly announce the results of the Offer to Purchase on the Purchase Date. To the extent that any amount of Excess Proceeds remains after completion of such Offer to Purchase, the Company may use such remaining amount for general corporate purposes, and the amount of Excess Proceeds shall be reset to zero.

          (d) the Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws or regulations in the event that an Offer to Purchase is required under the circumstances described in this Section 4.9.

          Section 4.10.  Limitation on Transactions with Affiliates.
                         ------------------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Unrestricted Subsidiary or any Affiliate of the Company or any Restricted Subsidiary other than transactions solely among any of the Company and its Restricted Subsidiaries (an "Affiliate Transaction") unless:

          (i) such business, transaction or series of related transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction between unaffiliated parties; and

          (ii) with respect to an Affiliate Transaction involving an amount or having a value in excess of $500,000, the Company delivers to the Trustee an officers' certificate stating that such business, transaction or series of related transactions complies with clause (i) above.

In the case of an Affiliate Transaction involving an amount or having a value in excess of $2,000,000 but less than or equal to $5,000,000, the Company must obtain a resolution of the Board of Directors (including a majority of Disinterested Directors, if any) certifying that such Affiliate Transaction complies with clause (i) above. In the case of an Affiliate Transaction involving an amount or having a value in excess of $5,000,000, the Company must obtain a written opinion of a nationally recognized investment banking firm or other expert stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view. The foregoing limitation does not limit, and shall not apply to,

          (1) any transaction or series of related transactions pursuant to the terms of the Permitted Affiliate Agreements,

          (2) cash distributions permitted under clause (v) of Section 4.8(b), relating to Permitted Tax Distributions,

          (3) the payment of reasonable and customary fees to members of the Board of Directors of the Company or a Restricted Subsidiary who are outside directors,

          (4) the payment of reasonable and customary compensation to officers and employees of the Company or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith,

          (5) any transaction pursuant to an agreement, arrangement or understanding existing on the Issue Date and described in the Offering Memorandum and any amendment to such agreements, arrangements or understandings that is not adverse to the Company, and

          (6) any transaction, approved by the Board of Directors of the Company, with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business.

the Company may in addition pay advisory fees to an Affiliate of the Company with respect to specific transactions, provided such payments would be permitted under Section 4.8(a). In addition, for purposes of this Section 4.10, any transaction or series of related transactions between the Company or any Restricted Subsidiary and an Affiliate of the Company that is approved by a majority of the Disinterested Directors, if any, shall be deemed to comply with clause (i) above. Notwithstanding the provisions of this Section 4.10, the Company and its Restricted Subsidiaries will be permitted to consummate the Transactions and to pay fees on the Closing Date in connection with the consummation of the Transactions as described in the Offering Memorandum.

          Section 4.11.  Limitations on Liens.
                         --------------------

          The Company will not create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company (including, without limitation, any Capital Interest or Debt of any Restricted Subsidiary), now owned or hereafter acquired by the Company, unless:

          (i) if such Lien secures Debt which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien; or

          (ii) if such Lien secures Debt which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes to the same extent as such subordinated Debt is subordinated to the Notes.

          Section 4.12.  [INTENTIONALLY OMITTED].
                         -----------------------

          Section 4.13.  Limitation on Creation of Unrestricted Subsidiaries.
                         ---------------------------------------------------

          The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided below in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means:

          (1) any Subsidiary designated as such by the Board of Directors as set forth below where;

                (a) neither the Company nor any of its Restricted Subsidiaries;

                    (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or

                    (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and

                (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

the Company may designate any Subsidiary (other than the Operating Partnership or PFC) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:

          (x) the Subsidiary to be so designated has total assets of $1,000 or less; or

          (y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to Section 4.6(a) and provided, further, that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value or book value of such Subsidiary pursuant to Section 4.8 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if:

          (i) all the Debt of such Unrestricted Subsidiary could be Incurred under Section 4.6; and

          (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.11.

          Section 4.14.  [INTENTIONALLY OMITTED].
                          ---------------------

          Section 4.15.  Limitation on Sale and Leaseback Transactions.
                         ---------------------------------------------

          The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

          (i) the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the property sold, as determined by a board resolution of the Company, and

          (ii) immediately prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) in compliance with
Section 4.6.

          Section 4.16.  Payments for Consent.
                         --------------------

          Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

          Section 4.17.  Limitation on Conduct of Business of PFC.
                         ----------------------------------------

          Except to the extent permitted under Section 5.1, PFC will not hold any operating assets or other properties or conduct any business other than to serve as an Issuer and co-obligor with respect to the Notes and will not own any Capital Interest of any other Person.

          Section 4.18.  Change of Control.
                         -----------------

          Upon the occurrence of a Change of Control, the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to:

          (x) 101% of the Accreted Value thereof, if the Purchase Date is on or prior to August 1, 2004, or

          (y) 101% of the principal amount at Stated Maturity thereof, together with accrued interest, if any, to the Purchase Date if the Purchase Date is after August 1, 2004.

For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if:

          (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase all outstanding Notes at the Purchase Price (provided that the running of such 30-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Offer to Purchase is delayed or suspended by reason of any court's or governmental authority's review of or ruling on any materials being employed by the Company to effect such Offer to Purchase, so long as the Company has used and continues to use its best efforts to make and conclude such Offer to Purchase promptly) and

          (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

          (b) the Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes an Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under its Offer to Purchase.

          (c)   On the Purchase Date, the Issuers shall, to the extent lawful,
(i) accept for payment Notes or portions thereof or beneficial interests under a Global Note properly tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent (by no later than 11:00 a.m. on such date) money sufficient to pay the Purchase Price of all Notes or portions thereof or beneficial interests so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers. The Paying Agent shall promptly (1) mail to each holder of Notes so accepted and (2) remit to the Depository for crediting to the respective accounts of the Holders under a Global Note of beneficial interest so accepted, payment in an amount equal to the purchase price for such Notes (which payment shall, in the case of the Holders of beneficial interests in a Global Note, be through the facilities of the Depository), and the Issuers shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered and shall issue a Global Note equal in principal amount to any unpurchased portion of beneficial interest so surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

          (d) If the Company or any Subsidiary thereof has issued any outstanding (A) Debt that is subordinated in right of payment to the Notes or
(B) Preferred Interests, and the Company or such Subsidiary is required to make a Offer to Purchase or to make a distribution with respect to such subordinated Debt or Preferred Interests in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Debt or Preferred Interests until such time as the Company shall have paid the Purchase Price in full to the holders of Notes that have accepted the Company's Offer to Purchase and shall otherwise have consummated the Offer to Purchase made to holders of the Notes. The Company will not issue Debt that is subordinated in right of payment to the Notes or Preferred Interests with change of control provisions requiring the payment of such Debt or Preferred Interests prior to making and consummating an offer to purchase the Notes in the event of a Change of Control under this Indenture.

          (e) The Issuers will comply, to the extent applicable, with the requirements of Rule l4e-1 under the Securities Exchange Act of 1934 and other securities laws or regulations in connection with any repurchase of the Notes as described above.

          Section 4.19.  Maintenance of Office or Agency.
                         -------------------------------

          The Issuers shall maintain in New York, New York an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section
10.2.  The Issuers may also from time to time
designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in New York, New York for such purposes. The Issuers shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby initially designate the Affiliate Trust Office of the Trustee set forth in Section 2.3(c) as such office of the Company.

          Section 4.20.  Maintenance of Properties and Insurance.
                         ---------------------------------------

          (a) The Company shall cause all material properties used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all equipment deemed necessary in the good faith judgment of the Officers of the Company and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; provided, however, that nothing in this Section 4.20 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, and is not adverse in any material respect to the Holders.

          (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for corporations similarly situated in the industry.

                                   ARTICLE V.

                             SUCCESSOR CORPORATION
                             ---------------------

          Section 5.1.  Limitation on Merger, Conveyance, Transfer and Lease.
                        ----------------------------------------------------

          The Company will not, and will not permit any Restricted Subsidiary to, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes a Restricted Subsidiary), or transfer all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any other Person, unless, in the case of the Company:

          (i)   either:

                (a) the Company shall be the continuing Person; or

                (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the property and assets of the Company (such Person, the "Surviving Entity"),

                    (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and

                    (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture;

     provided that at any time the Company or its successor is a limited partnership, there shall be a co-issuer of the Notes that is a corporation;

          (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

          (iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under Section 4.6(a);

          (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (v) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition comply with the requirements of this Indenture.

          Notwithstanding the foregoing, if, in the good faith determination of the Board of Directors of the Company,

          (I)   the purpose of such transaction is:

                (A) to transform the Company into a corporation or

                (B) to change the state of organization of the Company or a Restricted Subsidiary, and

          (II) no material adverse effect on the creditworthiness of the Company (or the Surviving Entity if the Company is not continuing) and its Restricted Subsidiaries, taken as a whole, shall result as a consequence of the transaction, then clauses (iii) and (iv) above shall not apply; it being recognized that such reorganization shall not be considered to have a material adverse effect on the creditworthiness of the Company solely because the Surviving Entity is subject to income taxation.

          For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

          Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or PFC, as the case may be, under this Indenture with the same effect as if such Surviving Entity had been named as the Company or PFC therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company or PFC, as the case may be, pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

          (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.1, the Company shall deliver or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.1 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

          Section 5.2.  Successor Person Substituted.
                        ----------------------------

          Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in
Section 5.1 herein, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the

Company or PFC, as the case may be, under this Indenture with the same effect as if such Surviving Entity had been named as the Company or PFC therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company or PFC, as the case may be, pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

                                  ARTICLE VI.

                             DEFAULTS AND REMEDIES
                             ---------------------

          Section 6.1.  Events of Default.
                        -----------------

          Each of the following is an "Event of Default":

                (1) default in the payment in respect of the principal, Redemption Price or Purchase Price of, and accrued interest on, any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

                (2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

                (3) default in the making of an Offer to Purchase as required by this Indenture;

                (4)   failure to perform or comply with Section 5.1 hereof;

                (5) default in the performance, or breach, of any covenant or agreement of an Issuer in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 30 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount at Stated Maturity of the outstanding Notes;

                (6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $5,000,000, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

                (7) the entry against the Company or any Restricted Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $5,000,000 by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

               (8) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                   (A) commences a voluntary case,

                   (B) consents to the entry of an order for relief against it in an involuntary case,

                   (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                   (D) makes a general assignment for the benefit of its creditors, or

                   (E) generally is not paying its debts as they become due; or

               (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                   (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                   (C) orders the liquidation of the Company or any Significant Subsidiary,

     and, in each case, the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal, Redemption Price or Purchase Price of, and accrued interest on, the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.7(a) hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to the first date on which the Issuers could redeem the Notes pursuant to Section 3.7(a) hereof, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such first date, then the greatest premium specified in Section 3.7(a) (expressed as a percentage of the principal amount that would otherwise be due) shall also become immediately due and payable to the extent permitted by law upon acceleration of the Notes.

          Section 6.2.  Acceleration.
                        ------------

          If an Event of Default (other than an Event of Default specified in Section 6.1(8) or (9) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount at Stated Maturity of the outstanding Notes may declare by a notice in writing to Holdings (and to the Trustee if given by Holders), the Notes to be due and payable immediately in an amount equal to:

          (x) the Accreted Value of the Notes outstanding on the date of acceleration, if such declaration is made on or prior to August 1, 2004, or

          (y) the entire principal amount at Stated Maturity of the Notes outstanding on the date of acceleration plus accrued but unpaid interest, if any, to the date of acceleration, if such declaration is made after August 1, 2004;

provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause 6.1(8) or 6.1(9) above occurs, the principal, Redemption Price or Purchase Price of, and accrued interest on, the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the best interest of the Holders to do so.

          Section 6.3.  Other Remedies.
                        --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, Redemption Price or Purchase Price of, and accrued interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

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

          Section 6.4.  Waiver of Past Defaults and Events of Default.
                        ---------------------------------------------

          Subject to Sections 6.2, 6.7 and 8.2 hereof, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default under this Indenture and its consequences, except a Default (1) in any payment in respect of the principal, Redemption Price or Purchase Price of, and accrued interest on, any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuers), or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          Section 6.5.  Control by Majority.
                        -------------------

          The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed, or the exercise of such trust or power, may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 6.6.  Limitation on Suits.
                        -------------------

          Subject to Section 6.7 hereof, no Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

          Section 6.7.  Rights of Holders To Receive Payment.
                        ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, Redemption Price or Purchase Price of, and accrued interest on, the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          Section 6.8.  Collection Suit by Trustee.
                        --------------------------

          If an Event of Default in payment of principal, Redemption Price or Purchase Price of, or accrued interest on, the Notes specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers (or any other obligor on the Notes) for the whole amount of unpaid principal, Redemption Price, Purchase Price of, and accrued interest on, the Notes remaining unpaid, together with interest on overdue principal, Redemption Price or Purchase Price, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including all sums due and owing to the Trustee pursuant to Section 7.7.

          Section 6.9.  Trustee May File Proofs of Claim.
                        --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its reasonable charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

          Section 6.10.  Priorities.
                         ----------

          If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7 hereof;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, Redemption Price or Purchase Price of, and accrued interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          THIRD: to the Issuers.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

          Section 6.11.  Undertaking for Costs.
                         ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

          Section 6.12.  Restoration of Rights and Remedies.
                         ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII.

                                    TRUSTEE
                                    -------

          Section 7.1.  Duties of Trustee.
                        -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

               (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the

     Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5 hereof.

               (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (d)  Whether or not therein expressly so provided, paragraphs (a),
(b), (c), (e), (f) and (g) of this Section 7.1 shall govern every provision of this Indenture that in any way relates to the Trustee.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

          (g) The Trustee shall not be deemed to have notice of any fact or matter with respect hereto, including without limitation, the occurrence of a Default or Event of Default, unless such fact or matter is actually known by a Trust Officer charged with responsibility for administering this Indenture or unless in writing received by a Trust Officer and making specific reference to this Indenture.

          Section 7.2.  Rights of Trustee.
                        -----------------

          Subject to Section 7.1 hereof:

          (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (including without limitation any Company Request or Officers'

Certificate) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any document.

          (2) Before the Trustee acts or refrains from acting, including whenever the Trustee deems it desirable that a matter be proved or established prior to it acting or refraining from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 10.5 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          Section 7.3.  Individual Rights of Trustee.
                        ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuers, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and
7.11 hereof.

          Section 7.4.  Trustee's Disclaimer.
                        --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or any document used in connection with the sale of the Notes other than its certificate of authentication.

          Section 7.5.  Notice of Defaults.
                        ------------------

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal, Redemption Price or Purchase Price of, and accrued interest on, any Note, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interest of the Noteholders.

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

          Section 7.6.  Reports by Trustee to Holders.
                        -----------------------------

          If required by TIA (S) 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c) and TIA (S) 313(d). A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

          Section 7.7.  Compensation and Indemnity.
                        --------------------------

          The Issuers jointly and severally shall pay to the Trustee from time to time such reasonable compensation as shall be agreed in writing between the Issuers and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Issuers, jointly and severally, agree to indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim, liability, reasonable expense (including but not limited to reasonable attorneys' fees and expenses) or taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuers in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.

          Notwithstanding the foregoing, the Issuers need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Issuers in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee in its capacity as such, except such money or property held in trust to pay principal, Redemption Price or Purchase Price of, and accrued interest on, particular Notes. The obligations of the Issuers under this Section 7.7 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuers and shall survive the satisfaction and discharge of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding to the extent permitted by law.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) or (9) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          For purposes of this Section 7.7, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

          Section 7.8.  Replacement of Trustee.
                        ----------------------

          The Trustee may resign by so notifying the Issuers in writing, such resignation to become effective upon the appointment of a successor Trustee.
The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

          (1)  the Trustee fails to comply with Section 7.10 hereof;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or any Holder of outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. If the Trustee fails to comply with
Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.

          Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.7 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

          Section 7.9.  Successor Trustee by Consolidation, Merger or
                        ---------------------------------------------
                        Conversion.
                        ----------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, subject to Section 7.10 hereof, the successor corporation or national banking association without any further act shall be the successor Trustee.

          Section 7.10.  Eligibility; Disqualification.
                         -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b), including the provision in (S) 310(b)(1); provided that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Issuers are outstanding if the requirements for exclusion set forth in TIA (S) 310(b)(1) are met.

          Section 7.11.  Preferential Collection of Claims Against Issuers.
                         -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

          Section 7.12.  Paying Agents.
                         -------------

          The Issuers shall cause each Paying Agent other than the Trustee or an Affiliate of the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

          (A) that it will hold all sums held by it as agent for the payment of principal, Redemption Price or Purchase Price of, and accrued interest on, the Notes (whether such sums have been paid to it by the Issuers or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuers (or by any obligor on the Notes) in the payment of any installment of the principal, Redemption Price or Purchase Price of, and accrued interest on, the Notes when the same shall be due and payable.

                                 ARTICLE VIII.

                        AMENDMENT, SUPPLEMENT AND WAIVER
                        --------------------------------

          Section 8.1.  Without Consent of Holders.
                        --------------------------

          Without the consent of any Holders, the Issuers, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture for any of the following purposes:

          (1) to evidence the succession of another Person to the Issuers and the assumption by any such successor of the covenants of the Issuers in this Indenture and in the Notes; or

          (2) to add to the covenants of the Issuers for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers; or

          (3)  to add additional Events of Default; or

          (4) to provide for uncertificated Notes in addition to or in place of the certificated Notes; or

          (5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or

          (6)  to secure the Notes; or

          (7) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect; or

          (8)  to issue Add-On Notes or Exchange Notes; or

          (9) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act.

          The Trustee is hereby authorized to join with the Issuers in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

          Section 8.2.  With Consent of Holders.
                        -----------------------

          With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuers and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

          (1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

          (2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders if required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults thereunder and their consequences) provided for in this Indenture; or

          (3) modify the obligations of the Issuers to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales; or

          (4) subordinate, in right of payment, the Notes to any other Debt of the Issuers; or

          (5) modify any of the provisions of this proviso to Section 8.2 or provisions relating to waiver of defaults or certain covenants contained in
Section 6.2, 6.4 or 6.7 hereof, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

          (6) release any Guarantees required to be maintained under this Indenture.

          After a modification, amendment, supplement or waiver under this
Section 8.2 becomes effective, the Issuers shall mail to the Holders a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

          It shall not be necessary for the consent of the Holders under this
Section 8.2 to approve the particular form of any proposed amendment, modification, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          Section 8.3.  Compliance with Trust Indenture Act.
                        -----------------------------------

          Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

          Section 8.4.  Revocation and Effect of Consents.
                        ---------------------------------

          Until a modification, amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the modification, amendment, supplement, waiver or other action becomes effective.

          The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any modification, amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such modification, amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained. After a modification, amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder.

          Section 8.5.  Notation on or Exchange of Notes.
                        --------------------------------

          If a modification, amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such modification, amendment, supplement or waiver.

          Section 8.6.  Trustee To Sign Amendments, etc.
                        -------------------------------

          The Trustee shall sign any modification, amendment, supplement or waiver authorized pursuant to this Indenture if the modification, amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such modification, amendment, supplement or waiver, the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such modification, amendment, supplement or waiver is authorized or permitted by this Indenture and such supplemental indenture constitutes the legal, valid and binding obligation of the Issuers enforceable against each of them in accordance with its terms (subject to customary exceptions). Neither of the Issuers may sign a modification, amendment or supplement until the Board of Directors of the Issuers approves it.

                                  ARTICLE IX.

                       DISCHARGE OF INDENTURE; DEFEASANCE
                       ----------------------------------

          Section 9.1.  Discharge of Indenture.
                        ----------------------

          The Issuers may terminate their obligations under this Indenture, except the obligations referred to in the last paragraph of this Section 9.1 when (1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or
(ii) will become due and payable within 60 days or are to be called for redemption within 60 days (a "Discharge") under irrevocable arrangements satisfactory to the

Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal, Redemption Price of, and accrued interest on, the Notes to the Stated Maturity or date of redemption; (2) the Issuers have paid or caused to be paid all other sums then due and payable hereunder by the Issuers; and (3) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          After such delivery the Trustee upon request shall acknowledge in writing the satisfaction and discharge of the Issuers' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.14, 4.19, 9.5, 9.6 and 9.8, the rights, powers, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof), the provisions of Article III and the Trustee's and Paying Agent's obligations in Section 9.8 shall survive until the Notes are no longer outstanding. Upon such satisfaction and discharge, only the obligations of the Issuers in Sections 2.9, 7.7, 9.5, 9.6 and 9.8 hereof shall survive.

          Section 9.2.  Legal Defeasance.
                        ----------------

          The Issuers may at their option, by Board Resolution, be discharged from their obligations with respect to the Notes on the date the conditions set forth in Section 9.4 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall, subject to Section 9.6 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section
9.4 hereof and as more fully set forth in such Section, payments in respect of the principal, Redemption Price or Purchase Price of, and accrued interest on, such Notes when such payments are due, (B) the Issuers' obligations with respect to such Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 4.19 hereof, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section
7.7 hereof), (D) Article III and (E) this Article IX. Subject to compliance with this Article IX, the Issuers may exercise their option under this Section
9.2 with respect to the Note notwithstanding the prior exercise of its option under Section 9.3 below with respect to the Notes.

          Section 9.3.  Covenant Defeasance.
                        -------------------

          At the option of the Issuers, pursuant to a Board Resolution, the Issuers shall be released from their respective obligations under Sections 4.2 through 4.18 hereof, inclusive, Section 4.20, clause (a)(ii) of Section 5.1 hereof (with respect to Sections 4.2 through 4.18 hereof, inclusive, and Section 4.20), Sections 6.1(3) and 6.1(7), clause
(a)(iii) of Section 5.1 hereof and clause (a)(iv) of Section 5.1 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.4 hereof are satisfied (hereinafter, "Covenant Defeasance"), any omission to comply with such obligations shall not constitute a Default or Event of Default, and the Notes shall thereafter be deemed not to be outstanding for purposes of any direction, waiver, consent, declaration or act of the Holders (and the consequences thereof) in connection with such covenants but shall continue to be outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

          Section 9.4.  Conditions to Legal Defeasance or Covenant Defeasance.
                        -----------------------------------------------------

          The following shall be the conditions to application of Section 9.2 or
Section 9.3 hereof to the outstanding Notes:

          (1) the Issuers must irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this
Article IX applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or
(B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the entire indebtedness in respect of the principal, Redemption Price or Purchase Price of, and accrued interest on, such Notes on the Stated Maturity thereof or (if the Issuers have made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuers) the Redemption Date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

          (2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the Legal Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such Legal Defeasance were not to occur;

          (3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for federal income tax purposes as a result of the Covenant Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such Covenant Defeasance were not to occur;

          (4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto or, in the case of Legal Defeasance, either: (A) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, based upon existing precedents, if the matter were properly briefed, a court should hold that the deposit of moneys and/or U.S. Government Obligations as provided in clause (1) of this Section 9.4 would not constitute a preference voidable under Section 547 or 548 of the federal bankruptcy laws; or (B) no Default or Event of Default relating to bankruptcy or insolvency shall have occurred and be continuing at any time on or prior to the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day);

          (5) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of such Act);

          (6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which either of the Issuers is a party or by which either of them is bound;

          (7) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

          (8) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

          Section 9.5.  Deposited Money and U.S. Government Obligations To Be
                        -----------------------------------------------------
                        Held in Trust; Other Miscellaneous Provisions.
                        ---------------------------------------------

          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, Redemption Price or Purchase Price of, and accrued interest on, the Notes, but such money need not be segregated from other funds except to the extent required by law. The Trustee shall be under no duty to invest such money or U.S. Government Obligations. The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.4 hereof or the principal, Redemption Price or Purchase Price of, and accrued interest on, the Notes received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.4 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 9.6.  Reinstatement.
                        -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.1, 9.2 or 9.3 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with
Section 9.1 hereof; provided, however, that if the Issuers have made any payment of principal, Redemption Price or Purchase Price of, and accrued interest on, any Notes because of the reinstatement of their Obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

          Section 9.7.  Moneys Held by Paying Agent.
                        ---------------------------

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Issuers, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.1 or 9.4 hereof, to the Issuers, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

          Section 9.8.  Moneys Held by Trustee.
                        ----------------------

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuers in trust for the payment of the principal, Redemption Price or Purchase Price of, and accrued interest on, any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal, Redemption Price or Purchase Price of, and accrued interest on, such Note shall have respectively become due and payable shall be repaid to the Issuers upon Company Request, or if such moneys are then held by the Issuers in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying

Agent, before being required to make any such repayment, may, at the expense of the Issuers either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.3 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuers. After payment to the Issuers or the release of any money held in trust by the Issuers, Noteholders entitled to the money must look only to the Issuers for payment as general creditors unless applicable abandoned property law designates another person.

                                   ARTICLE X.

                                 MISCELLANEOUS
                                 -------------

          Section 10.1.  Trust Indenture Act Controls.
                         ----------------------------

          If any provision of this Indenture or any Guarantee limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          Section 10.2.  Notices.
                         -------

          Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

          If to the Issuers:

          Petro Stopping Centers Holdings, L.P.
          6080 Surety Drive
          El Paso, Texas 79905
          Attention: James A. Cardwell, Sr.
          Fax Number: (915) 774-7373

          If to the Trustee:

          State Street Bank and Trust Company
          Corporate Trust
          2 Avenue de Lafayette
          Sixth Floor
          Boston, Massachusetts 02111-1724
          Reference: Petro Stopping Centers
          Fax Number:  (617) 662-1465

          Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

          The Issuers or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given on the date so deposited in the mail, whether or not the addressee receives it. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

          Section 10.3.  Communications by Holders with Other Holders.
                         --------------------------------------------

          Noteholders may communicate pursuant to TIA ((S)) 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ((S)) 312(c).

          Section 10.4.  Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------

          Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

                1. an Officers' Certificate (which shall include the statements set forth in Section 10.5 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                2. an Opinion of Counsel (which shall include the statements set forth in Section 10.5 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 10.5.  Statements Required in Certificate and Opinion.
                         ----------------------------------------------

          Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                1. a statement that the Person making such certificate or opinion has read such covenant or condition;

                2. a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                3. a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                4. a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of an Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters, upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of an Issuer stating that the information with respect to such factual matters is in the possession of such Issuer, unless such counsel knows or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 10.6.  When Treasury Notes Disregarded.
                         -------------------------------

          In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not an Issuer or any other obligor upon the Notes or any Affiliate of any of them.

          Section 10.7.  Rules by Trustee and Agents.
                         ---------------------------

          The Trustee may make reasonable rules for action by or meetings of Noteholders and any Registrar or Paying Agent may make reasonable rules for their functions provided that no such rule shall conflict with the terms of this Indenture or the TIA.

          Section 10.8.  Business Days; Legal Holidays.
                         -----------------------------

          A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York or the state in which the Corporate Trust Office is located. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 10.9.  Governing Law.
                         -------------

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW RULES. THE ISSUERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS IN ANY OTHER JURISDICTION.

          Section 10.10.  No Adverse Interpretation of Other Agreements.
                          ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuers or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

          Section 10.11.  No Recourse Against Others.
                          --------------------------

          No recourse for the payment of the principal, Redemption Price or Purchase Price of, and accrued interest on, any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers in this Indenture or in any supplemental indenture, or in any Guarantee, or in any of the Notes, or because of the creation of any Debt represented thereby, shall be had against any stockholder, officer, director, partner, affiliate, beneficiary or employee, as such, past, present or future, of the Issuers or of any successor corporation or against the property or assets of any such stockholder, officer, employee, partner, affiliate, beneficiary or director, either directly or through the Issuers, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuers, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee, partner, affiliate, beneficiary or director of the Issuers, or any successor corporation or partnership thereof, because of the creation of the Debt hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee, partner, affiliate, beneficiary and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer, partner, affiliate, beneficiary or director and may be enforced by any one or all of them.

          Section 10.12.  Successors.
                          ----------

          All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

          Section 10.13.  Multiple Counterparts.
                          ---------------------

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

          Section 10.14.  Table of Contents, Headings, etc.
                          --------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 10.15.  Separability.
                          ------------

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.

                                    PETRO STOPPING CENTERS HOLDINGS, L.P.

                                    By __________________________________
                                    Name:
                                    Title:

                                    PETRO HOLDINGS FINANCIAL CORPORATION

                                    By __________________________________
                                    Name:
                                    Title:


STATE STREET BANK AND TRUST COMPANY,
as Trustee

By ____________________________
Name:
Title:

                                                                       EXHIBIT A

                                  FORM OF NOTE
                                  ------------

           PETRO STOPPING CENTERS HOLDINGS, L.P. AND PETRO HOLDINGS
                             FINANCIAL CORPORATION

                       15% Senior Discount Notes Due 2008

[Include the following legend for Global Notes only:

"THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

[Include the following legend on all Notes that are Restricted Notes:]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(l), (2), (3), OR
(7) UNDER THE SECURITIES ACT) (AN "IAI"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER

THE SECURITIES ACT OR (D) IN THE CASE OF A HOLDER THAT IS NOT A DIRECT OR INDIRECT TRANSFEREE OF AN INITIAL PURCHASER, THAT IT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 (A) UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN IAI THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN IAI, IN EITHER CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF U.S. $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, OR
(F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (2) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER FURTHER REPRESENTS THAT, ON EACH DAY FROM THE DATE ON WHICH SUCH HOLDER ACQUIRES THE NOTE THROUGH AND INCLUDING THE DATE ON WHICH SUCH HOLDER DISPOSES OF ITS INTEREST IN THE NOTE, EITHER THAT (A) IT IS NOT A PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH PLAN, OR A GOVERNMENT PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE

OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF SUCH NOTE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENT PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE.]

[Include the following legend on all Certificated Notes that are Restricted
Notes:

"IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE."]

[Include the following legend on all Certificated Notes:

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE, THE HOLDER OF THIS NOTE SHOULD CONTACT THE OFFICE OF THE CHIEF FINANCIAL OFFICER OF PETRO STOPPING CENTERS HOLDINGS, L.P. AT (915) 779-4711 AT ANY TIME AFTER AUGUST 1, 1999.]

NO. [___]
                                              PRINCIPAL AMOUNT $[______________]
                  [If the Note is a Global Note include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                NOTE CUSIP NO. [144A: 71646DAA0]
                                                                 [IAI:71646DAB8]
                                                               [Reg S:U71660AA9]
                                                         UNIT CUSIP NO.71646DAC6

          Petro Stopping Centers Holdings, L.P., a Delaware limited partnership and Petro Holdings Financial Corporation, a Delaware corporation, as joint and several obligors, promise to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on August 1, 2008.

          Interest Payment Dates: February 1 and August 1, beginning February 1, 2005
          Record Dates: January 15 and July 15

          Additional provisions of this Note are set forth on the other side of this Note.

                                PETRO STOPPING CENTERS HOLDINGS, L.P.

                                By:____________________________________________
                                   Name:
                                   Title:

                                By:____________________________________________
                                   Name:
                                   Title:

                                PETRO HOLDINGS FINANCIAL CORPORATION

                                By:____________________________________________
                                   Name:
                                   Title:

                                By:____________________________________________
                                   Name:
                                   Title:

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

State Street Bank and Trust Company as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:  _______________________      Date: _____________, 1999
       Authorized Signatory

                         FORM OF REVERSE SIDE OF NOTE

                      15% Senior Discount Notes Due 2008

1.   Interest
     --------

          Interest will not accrue or be payable on the Notes prior to August 1, 2004. Petro Stopping Centers Holdings, L.P., a Delaware limited partnership (the "Company"), and Petro Holdings Financial Corporation, a Delaware corporation ("PFC" and together with the Company, the "Issuers"), jointly and severally promise, subject to the preceding sentence, to pay interest on the principal amount of this Note at the rate per annum shown above.

          The Issuers will pay interest semiannually in arrears on each Interest Payment Date of each year commencing February 1, 2005. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from August 1, 2004. The Issuers shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For U.S. federal income tax purposes, you will be required to include original issue discount on a Note in gross income for each taxable year in which you hold the Note even though cash interest on the Note does not begin to accrue until August 1, 2004, and you will receive no cash interest payments until February 1, 2005.

          The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest, without regard to any applicable grace periods ("Defaulted Interest") at the rate of
                                         ------------------
2.0% per annum in excess of the rate shown on this Note, as provided in the Indenture.

2.   Method of Payment
     -----------------

          By at least 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuers will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the interest payment date even if Notes are canceled, repurchased or redeemed after the record date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments and premium payments, if any. The Issuers will pay principal and interest in U.S. legal tender.

          Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depository Trust Company. The Issuers will make all payments in respect of a Certificated Note (including principal, premium, if any, the Damage Amount, if any, and interest) at the office or agency of the Issuers in The City of New York maintained for such purposes, which, initially, will be the office of the Trustee or an agent thereof; provided, however, that payment of interest and the Damage Amount, if any, may be made at the option of Holdings by check mailed to the Person entitled thereto as shown on the register of the Notes maintained by the Registrar.

3.   Paying Agent and Registrar
     --------------------------

          Initially, State Street Bank and Trust Company (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

          The Issuers issued the Notes under an Indenture dated as of July 23, 1999, (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)
                                                                  ------
77aaa-77bbbb) as in effect on the date of the Indenture (the "Act").
Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

          The Notes are general unsecured senior obligations of the Issuers. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Issuers may issue an unlimited principal amount of Add-On Notes. All Notes will be treated as a single class of securities under the Indenture.

          The Indenture imposes certain limitations on, among other things: the ability of the Company and its Restricted Subsidiaries to incur Debt, to make Restricted Payments, to incur Liens, to issue or sell Capital Interests of Restricted Subsidiaries, to consummate Asset Sales, enter into transactions with Affiliates, enter into Sale and Leaseback transactions, create Unrestricted Subsidiaries, consolidate or merge or transfer or convey all or substantially all of the Company's and its Restricted Subsidiaries' assets.

5.   Redemption
     ----------

          The Notes are subject to redemption, at the option of the Issuers, in whole or in part, at any time, upon not less than 30 nor more than 60 days notice, at a Redemption Price equal to: (A) if the Redemption Date is prior to August 1, 2004, the Accreted Value of the Notes, plus the Make-Whole Premium, as of the Redemption Date; or (B) if the Redemption Date is on or after August 1, 2004, the following Redemption Prices (expressed as percentages of principal amount at Stated Maturity) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), if redeemed during the 12 month period beginning on August 1, of the years indicated:

          YEAR                                            Redemption Price

          2004                                                 107.500%

          2005                                                 105.000%

          2006                                                 102.500%

          2007 and thereafter                                  100.000%


          In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, prior to August 1, 2002, the Issuers may, with the net proceeds of a Public Equity Offering of Qualified Capital Interests in either Issuer or a Successor Entity, redeem all, but not less than all, of the aggregate principal amount of the outstanding Notes at a Redemption Price equal to 115.0% of the Accreted Value thereof; provided, that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

          If the Issuers are not redeeming all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in another fair and reasonable manner chosen at the discretion of the Trustee. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, Accreted Value will cease to accrete or interest will cease to accrue, as the case may be, on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

6.   Repurchase Provisions
     ---------------------

          Repurchase Upon a Change of Control. Upon the occurrence of a Change of Control, Holdings will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to: (x) 101% of the Accreted Value thereof, if the Purchase Date is on or prior to August 1, 2004, or (y) 101% of the principal amount at Stated Maturity thereof, together with accrued interest, if any, to the Purchase Date if the Purchase Date is after August 1, 2004. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if: (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, Holdings commences an Offer to Purchase all outstanding Notes at the Purchase Price (provided that the running of such 30-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Offer to Purchase is delayed or suspended by reason of any court's or governmental authority's review of or ruling on any materials being employed by Holdings to effect such Offer to Purchase, so long as Holdings has used and continues to use its best efforts to make and conclude such Offer to Purchase promptly) and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

          Repurchase With Proceeds from Asset Sales. Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Replacement Assets and/or repay Debt of a Restricted Subsidiary shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10,000,000, Holdings shall make an Offer to Purchase, from all Holders, Notes: (x) having an aggregate Accreted Value as of the Purchase Date, if the Purchase Date is on or prior to August 1, 2004, or (y) in an aggregate principal amount at Stated Maturity, if the Purchase Date is after August 1, 2004, in either case equal to the Excess Proceeds, at a Purchase Price in cash equal to: (x) 100% of the Accreted Value thereof, if the Purchase Date is on or prior to August 1 , 2004, or (y) 100% of the principal amount thereof, together with accrued interest, if any, to the Purchase Date, if the Purchase Date is after August 1, 2004. If the aggregate Purchase Price of Notes surrendered by Holders exceeds the amount equal to the Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. To the extent that any amount of Excess Proceeds remains after completion of such Offer to Purchase, Holdings may use such remaining amount for general corporate purposes, and the amount of Excess Proceeds shall be reset to zero.

          Holdings will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws or regulations in the event that an Offer to Purchase is required in connection with a Change of Control or an Asset Sale.

7.   Denominations; Transfer; Exchange
     ---------------------------------

          The Notes are in fully registered form without coupons in denominations of principal amount of $1,000 and any integral multiple thereof.
A Holder may transfer or exchange Notes only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.   Persons Deemed Owners
     ---------------------

          The registered holder of this Note may be treated as the owner of it for all purposes.

9.   Unclaimed Money
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

10.  Discharge Prior to Redemption or Maturity
     -----------------------------------------

          Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee U.S. legal tender or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.
Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers and the Trustee may amend the Indenture or the Notes to, among other things, to evidence the succession of another Person to the Issuers and the assumption by any such successor of the covenants of the Issuers in the Indenture and in the Notes; to add to the covenants of the Issuers for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers; to add additional Events of Default; to provide for uncertificated Notes in addition to or in place of the certificated Notes; to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; to secure the Notes; to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect; to issue Add-On Notes or Exchange Notes; or to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act.

12.  Defaults and Remedies
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at Stated Maturity of the outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at Stated Maturity of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.  Trustee Dealings with the Issuers
     ---------------------------------

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others
     --------------------------

          No recourse for the payment of the principal, Redemption Price or Purchase Price of, and accrued interest on, any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers in this Indenture or in any supplemental indenture, or in any Guarantee, or in any of the Notes, or because of the creation of any Debt represented thereby, shall be had against any stockholder, officer, director, partner, affiliate, beneficiary or employee, as such, past, present or future, of the Issuers or of any successor corporation or against the property or assets of any such stockholder, officer, employee, partner, affiliate, beneficiary or director, either directly or through the Issuers, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuers, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee, partner, affiliate, beneficiary or director of the Issuers, or any successor corporation or partnership thereof, because of the creation of the Debt hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee, partner, affiliate, beneficiary and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer, partner, affiliate, beneficiary or director and may be enforced by any one or all of them.

15.  Authentication
     --------------

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.  Governing Law
     -------------

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW RULES.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                     Petro Stopping Centers Holdings, L.P.
                               6080 Surety Drive
                             El Paso, Texas  79905
                        Attn: Vice President of Finance

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          I or we assign and transfer this Note to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.


Date:____________________             Your Signature:___________________

Signature Guarantee:_________________________________
                    (Signature must be guaranteed)

_______________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                     [To be attached to Global Notes only:

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

          The following increases or decreases in this Global Note have been made:


Date of  Amount of decrease in Principal Amount of increase in Principal  Principal Amount of this Global  Signature of authorized
Exchange Amount of this Global Note      Amount of this Global Note       Note following such decrease or  signatory of Trustee or
                                                                          increase                         Note Custodian
________ _______________________________ _______________________________  _______________________________  _______________________

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.9 or 4.18 of the Indenture, check either box:


                    [_]                           [_]
                    4.9                           4.18

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.9 or 4.18 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: __________      Your Signature ____________________________
                      (Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:  _______________________________________
                      (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                     EXHIBIT B-1

FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO BENEFICIAL OWNER OR TO THE COMPANY
-------------------------------------------------------------------------------

                                                [Date]

State Street Bank & Trust Company
Corporate Trust
2 Avenue de Lafayette
Fifth Floor
Boston, MA 02111-1724
Reference: Petro Stopping Centers

          Re: Petro Stopping Centers Holdings, L.P. (the "Company") and
          Petro Holdings Financial Corporation ("Holdings" and together with the Company, the "Issuers") 15% Senior Discount Notes Due 2008 (the
                       --------------------------------------------------
          "Notes")
          --------

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of July 23, 1999 (as amended and supplemented from time to time, the "Indenture"), among the Issuers, as issuers, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to $____ aggregate principal amount of Notes which are held in the name of the undersigned (the "Transferor") and evidenced by one or more Certificated Notes. The Transferor has requested an exchange or transfer of such Certificated Notes in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes to be delivered to [in the case of an exchange of Certificated Notes without transfer: the Transferor's own account, without transfer] [in the case of a transfer of such Certificated Notes to the Company or any of its Subsidiaries: to the Company or one of its Subsidiaries, as instructed by the Transferor].

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

          Very truly yours,

          [Name of Transferor]

          By:____________________________

          _______________________________
          Authorized Signature

                                                                     EXHIBIT B-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO BENEFICIAL OWNER OR TO THE COMPANY
-------------------------------------------------------------------------------

                                              [Date]

State Street Bank & Trust Company
Corporate Trust
2 Avenue de Lafayette
Fifth Floor
Boston, MA 02111-1724
Reference: Petro Stopping Centers

          Re: Petro Stopping Centers Holdings, L.P. (the "Company") and
          Petro Holdings Financial Corporation ("Holdings" and together with the Company, the "Issuers") 15% Senior Discount Notes Due 2008 (the
                       --------------------------------------------------
          "Notes")
          --------

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of July 23, 1999 (as amended and supplemented from time to time, the "Indenture"), among the Issuers, as issuers, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to $___ aggregate principal amount of Notes which represents an interest in a Global Note beneficially owned by the undersigned (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the Global Note in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes, to be delivered to [in the case of an exchange of a beneficial interest without transfer: the Transferor's own account, without transfer and in connection therewith, the Transferor hereby certifies that it is the beneficial owner of such Notes] [in the case of a transfer of a beneficial interest in a Global Note to the Company or any of its
Subsidiaries: to the Company or one of its Subsidiaries, as instructed by the Transferor].

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

          Very truly yours,

          [Name of Transferor]

          By:____________________________

          _______________________________
          Authorized Signature

                                                                       EXHIBIT C
                                                                       ---------

                FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB
                ------------------------------------------------

                                              [Date]

State Street Bank & Trust Company
Corporate Trust
2 Avenue de Lafayette
Fifth Floor
Boston, MA 02111-1724
Reference: Petro Stopping Centers

          Re: Petro Stopping Centers Holdings, L.P. (the "Company") and
          Petro Holdings Financial Corporation ("Holdings" and together with the Company, the "Issuers") 15% Senior Discount Notes Due 2008 (the
                       --------------------------------------------------
          "Notes")
          --------

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of July 23, 1999 (as amended and supplemented from time to time, the "Indenture"), among the Issuers, as issuers, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to $___ aggregate principal amount of Notes [in the case of an exchange or transfer of an interest in a Global Note: which represents an interest in a Global Note beneficially owned by the undersigned (the "Transferor")] [in the case of an exchange or transfer of Certificated
Notes: which are held in the name of the undersigned (the "Transferor") and evidenced by one or more Certificated Notes]. The Transferor has requested an exchange or transfer of such [in the case of an exchange or transfer of an interest in a Global Note: beneficial interest in the Global Note][ in the case of an exchange or transfer of Certificated Notes: Certificated Note(s)] in the form of an equal principal amount of Notes evidenced by [in the case of transfers of Certificated Notes for beneficial interests in a Global Note pursuant to Section 2.8(c) of the Indenture: a beneficial interest in a Global Note][in the case of all other transfers or exchanges: one or more Certificated Notes], to be delivered to such Person as the Transferor instructs the Trustee.

          In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

          Very truly yours,

          [Name of Transferor]

          By:____________________________

          _______________________________
          Authorized Signature

                                                                     EXHIBIT D-1

        FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
        ----------------------------------------------------------------
                     TO INSTITUTIONAL ACCREDITED INVESTORS
                     -------------------------------------

                                         [Date]

State Street Bank & Trust Company
Corporate Trust
2 Avenue de Lafayette
Fifth Floor
Boston, MA 02111-1724
Reference: Petro Stopping Centers

          Re: Petro Stopping Centers Holdings, L.P. (the "Company") and
          Petro Holdings Financial Corporation ("Holdings" and together with the Company, the "Issuers") 15% Senior Discount Notes Due 2008 (the
                       --------------------------------------------------
          "Notes")
          --------

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of July 23, 1999 (as amended and supplemented from time to time, the "Indenture"), among the Issuers, as issuers, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to $___ aggregate principal amount of Notes (the "Transferred Notes") [in the case of an exchange or transfer of an interest in a Global Note: which represents an interest in a Global Note beneficially owned by [name of beneficial owner (the "Transferor")]] [in the case of an exchange or transfer of Certificated Notes: which are held in the name of [name of registered owner] (the "Transferor") and evidenced by one or more Certificated Notes]. The Transferor has requested an exchange or transfer of such [in the case of an exchange or transfer of an interest in a Global Note: beneficial interest in the Global Note][in the case of an exchange or transfer of Certificated Notes: Certificated Note(s)] in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes, to be delivered to the undersigned (the "Transferee").

          Upon transfer, the Transferred Notes should be registered in the name of the Transferee as follows:

          Name: ___________________________________ [as nominee for the transferee]/1/

          Address: ________________________________


_________________________________

/1/  Strike if inapplicable.

          Taxpayer ID Number: _____________________

          The Transferee represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.
We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date (the "Resale Restriction Termination Date") which is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) only (a) to the Issuers or any subsidiaries thereof, (b) inside the United States to a qualified institutional buyer in compliance with Rule 144A adopted under the Securities Act, (c) inside the United States to an accredited investor that delivers a certification substantially in the form of this certification, (d) outside the United States in compliance with Regulation S adopted under the Securities Act,
(e) pursuant to the exemption from registration provided by Rule 144 adopted under the Securities Act (if available) or another available exemption under the Securities Act, or (f) pursuant to an effective registration statement under the Securities Act, subject to the Issuer's and the trustee's right prior to any such offer, sale or transfer pursuant to clauses (d) and (e) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. As used herein, the terms "Offshore Transaction" and "United States" have the meaning given to them by Regulation S adopted under the Securities Act." The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]

                              By:___________________________

                              ______________________________
                              Authorized Signature

                                                                     EXHIBIT D-2

        FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
        ----------------------------------------------------------------
                            TO ACCREDITED INVESTORS
                            -----------------------

                                             [Date]

State Street Bank & Trust Company
Corporate Trust
2 Avenue de Lafayette
Fifth Floor
Boston, MA  02111-1724
Reference:  Petro Stopping Centers

          Re: Petro Stopping Centers Holdings, L.P. (the "Company") and Petro Holdings Financial Corporation ("Holdings" and together with the Company, the "Issuers") 15% Senior Discount Notes Due 2008 (the
                       --------------------------------------------------
          "Notes")
          --------

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of July 23, 1999 (as amended and supplemented from time to time, the "Indenture"), among the Issuers, as issuers, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to $___ aggregate principal amount of Notes (the "Transferred Notes") [in the case of an exchange or transfer of an interest in a Global Note: which represents an interest in a Global Note beneficially owned by [name of beneficial owner (the "Transferor")]] [in the case of an exchange or transfer of Certificated Notes: which are held in the name of [name of registered owner] (the "Transferor") and evidenced by one or more Certificated Notes]. The Transferor has requested an exchange or transfer of such [in the case of an exchange or transfer of an interest in a Global Note: beneficial interest in the Global Note][in the case of an exchange or transfer of Certificated Notes: Certificated Note(s)] in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes, to be delivered to the undersigned (the "Transferee").

          Upon transfer, the Transferred Notes should be registered in the name of the Transferee as follows:

          Name: ___________________________________ [as nominee for the transferee]/2/


          Address: ________________________________

_______________________________

/2/  Strike if inapplicable.

          Taxpayer ID Number: _____________________

          The Transferee represents and warrants to you that:

          1.  We are an "accredited investor" (as defined in Rule 501(a)(4),
(5), (6) or (8) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an "accredited investor", and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.
We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date (the "Resale Restriction Termination Date") which is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) only (a) to the Issuers or any subsidiaries thereof, (b) inside the United States to a qualified institutional buyer in compliance with Rule 144A adopted under the Securities Act, (c) inside the United States to an accredited investor that delivers a certification substantially in the form of this certification, (d) outside the United States in compliance with Regulation S adopted under the Securities Act, (e) pursuant to the exemption from registration provided by Rule 144 adopted under the Securities Act (if available) or another available exemption under the Securities Act, or (f) pursuant to an effective registration statement under the Securities Act, subject to the Issuer's and the trustee's right prior to any such offer, sale or transfer pursuant to clauses (d) and (e) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. As used herein, the terms "Offshore Transaction" and "United States" have the meaning given to them by Regulation S adopted under the Securities Act." The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]

                              By:_______________________________

                              ____________________
                              Authorized Signature

                                                                       EXHIBIT E

  FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO
  ----------------------------------------------------------------------------
                                  REGULATION S
                                  ------------

                                         [Date]

State Street Bank & Trust Company
Corporate Trust
2 Avenue de Lafayette
Fifth Floor
Boston, MA 02111-1724
Reference: Petro Stopping Centers

          Re: Petro Stopping Centers Holdings, L.P. (the "Company") and Petro Holdings Financial Corporation ("Holdings" and together with the Company, the "Issuers") 15% Senior Discount Notes Due 2008 (the
                       --------------------------------------------------
          "Notes")
          --------

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of July 23, 1999 (as amended and supplemented from time to time, the "Indenture"), among the Issuers, as issuers, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to $___ aggregate principal amount of Notes [in the case of an exchange or transfer of an interest in a Global Note: which represents an interest in a Global Note beneficially owned by the undersigned (the "Transferor")] [in the case of an exchange or transfer of Certificated
Notes: which are held in the name of the undersigned (the "Transferor") and evidenced by one or more Certificated Notes]. The Transferor has requested an exchange or transfer of such [in the case of an exchange or transfer of an interest in a Global Note: beneficial interest in the Global Note][ in the case of an exchange or transfer of Certificated Notes: Certificated Note(s)] in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes, to be delivered to such Person as the Transferor instructs the Trustee. In connection with the foregoing, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor represents that:

          (a) the offer of the Notes was not made to a person in the United States;

          (b) either (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (e) the Transferor is the beneficial owner of the principal amount of Notes being transferred.

          In addition, if the sale is made during a "distribution compliance period" (as defined in Regulation S) and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, the Transferor confirms that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

          Very truly yours,

          [Name of Transferor]

          By:____________________________

          _______________________________
          Authorized Signature

                                                                       EXHIBIT F

                         FORM OF RULE 144 CERTIFICATION
                         ------------------------------

                                               [Date]

State Street Bank & Trust Company
Corporate Trust
2 Avenue de Lafayette
Fifth Floor
Boston, MA 02111-1724
Reference: Petro Stopping Centers

          Re: Petro Stopping Centers Holdings, L.P. (the "Company") and Petro Holdings Financial Corporation ("Holdings" and together with the Company, the "Issuers") 15% Senior Discount Notes Due 2008 (the
                       --------------------------------------------------
          "Notes")
          --------

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of July 23, 1999 (as amended and supplemented from time to time, the "Indenture"), among the Issuers, as issuers, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to $___ aggregate principal amount of Notes [in the case of an exchange or transfer of an interest in a Global Note: which represents an interest in a Global Note beneficially owned by the undersigned (the "Transferor")] [in the case of an exchange or transfer of Certificated
Notes: which are held in the name of the undersigned (the "Transferor") and evidenced by one or more Certificated Notes]. The Transferor has requested an exchange or transfer of such [in the case of an exchange or transfer of an interest in a Global Note: beneficial interest in the Global Note][ in the case of an exchange or transfer of Certificated Notes: Certificated Note(s)] in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes, to be delivered to such Person as the Transferor instructs the Trustee. In connection with the foregoing, we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

          Very truly yours,

          [Name of Transferor]

          By:____________________________


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

          _______________________________
          Authorized Signature

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